EXHIBIT 1.(A)(5)(A)

                             Proposed Form of Policy

EXHIBIT 1.(A)(5)(A)

Proposed Form of Policy

INSURED            FIELD(1)

POLICY NUMBER      FIELD(3)

POLICY TYPE        ENCORE!





       FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. NET CASH SURRENDER VALUE, IF ANY, PAYABLE AT MATURITY. DEATH BENEFIT PROCEEDS PAYABLE AT DEATH OF
                         INSURED PRIOR TO MATURITY DATE.
 FLEXIBLE PREMIUMS PAYABLE DURING LIFETIME OF INSURED UNTIL MATURITY
                                DATE (AGE 100).
          SOME BENEFITS REFLECT INVESTMENT RESULTS. NON-PARTICIPATING.


THIS POLICY'S ACCUMULATION VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE SECTION 7.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) MAY BE FIXED OR MAY VARY UNDER THE CONDITIONS DESCRIBED IN SECTIONS 9 AND 10.


First Ameritas Life Insurance Corp. of New York agrees to pay the death benefit proceeds of this policy to the Beneficiary on receipt of satisfactory proof of death of the Insured while this policy is in force.






/s/  Mitchell F. Politzer                           /s/ Donald R. Stading
-------------------------------                   ------------------------
           President                                    Secretary




                   "NOTICE OF TEN-DAY RIGHT TO EXAMINE POLICY"

      You are urged to read this policy carefully. If, after examination, you are dissatisfied with it for any reason, you may return it to the selling agent or to First Ameritas Life Insurance Corp. of New York at 400 Rella Boulevard, Suite 304, Suffern NY 10901-4253, for a refund within (1) ten days from the date of delivery of the policy, (2) ten days after mailing or delivery of a cancellation notice, or (3) forty-five days after Part I of the application is signed, whichever is later. If you do so return the policy, any premium paid will be refunded and it shall be considered void from its effective date and will be as if it were never in force.

      Please read and carefully check the copy of the application attached to this policy. This application is a part of your policy, and this policy was issued on the basis that the answers to all questions and the information shown on this application are true and complete. If any information shown on it is not true and complete, to the best of your knowledge, or if any past medical history has been omitted, please notify First Ameritas Life Insurance Corp. of New York, within ten days from the date of delivery of the policy to you.


              FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


Form 5118

                                 POLICY SCHEDULE


INSURED:  John D Specimen                  POLICY NUMBER:  2300005118

INITIAL SPECIFIED                          POLICY DATE:  January 1, 2000
AMOUNT OF INSURANCE:  $500,000
                                           *PLANNED ANNUAL
ISSUE AGE - SEX:  35 Male                  PERIODIC PREMIUM:  $3,210.00

OWNER:  John D Specimen                    INITIAL PREMIUM:   $3,210.00



INITIAL DEATH BENEFIT OPTION:  A

GUARANTEED DEATH BENEFIT PREMIUM:  ANNUAL
                                                              $3,210.00
GUARANTEED DEATH BENEFIT PERIOD:
     The Guaranteed Death Benefit Period will expire on January 1, 2025.

GUARANTEED INTEREST ON FIXED ACCOUNT:
     The minimum guaranteed interest rate credited on that part of the accumulation value in the Fixed Account is an annual effective rate of 3.5%.

NET CASH SURRENDER VALUE BONUS PERCENTAGE:
     The current percentage bonus is guaranteed for one year after the issue date of the policy and is equal to .25% of the net cash surrender value. The first time we may credit a bonus is at the end of the 21st policy year.

RATING CLASS:  PREFERRED, NO TOBACCO USE

LOANS:
     The maximum loan interest rate is 5.5%. The interest credited on any loaned part of the values will be 3.50%.

MODES OF PAYMENT FOR PLANNED PERIODIC PREMIUMS:
   Annual      Semi-Annual      Quarterly    Monthly
  $3,210.00    $1,605.00       $802.50       $267.50




     * This reflects the planned premium and mode you selected at issue. For further information, see policy Section 3. PREMIUM PAYMENTS.

5118                                    1-PS

                              SCHEDULE OF BENEFITS



INSURED:  John D Specimen                POLICY NUMBER:  2300005118



BENEFIT                                 INITIAL
                                    SPECIFIED AMOUNT       MATURITY OR
Flexible Premium Variable Life        OF INSURANCE       EXPIRATION DATE*
Form 5118**
                                        $500,000         January 1, 2065







* NOTE: It is possible that coverage may not continue to the maturity date (age 100) if premium payments are not sufficient. Even if coverage continues to maturity date there may, in fact, be little or no surrender value to be paid.

** Form number corresponds to form number in the lower left hand corner of each benefit description.

5118                                     1.1-SB

                              SCHEDULE OF BENEFITS
                                   (Continued)



INSURED:  John D Specimen                           POLICY NUMBER:  2300005118




                                  INITIAL
BENEFIT                      SPECIFIED AMOUNT     ANNUAL         MATURITY OR
                               OF INSURANCE      PREMIUM *     EXPIRATION YEAR
Disability Benefit Rider
Form DBR 5901 **                 $3,210.00        $124.23           2025













     * For any rider, this is the annual rider cost of insurance at issue. (NOTE: These amounts shown are not additional premiums due but are the amounts deducted from the accumulation value.) See each rider for further information.

     ** Form number corresponds to form number in the lower left hand corner of each benefit description.

5118                                      1.2-SB

                       LIST OF SUBACCOUNTS AND PORTFOLIOS

Each subaccount of the First Ameritas Life Insurance Corp. of New York (First Ameritas) Separate Account V invests in a specific portfolio of the following funds:

         Calvert Variable Series, Inc. Ameritas Portfolios ("Ameritas")
                    Fidelity Variable Insurance Products Fund
                  Fidelity Variable Insurance Products Fund II
                    (collectively referred to as "Fidelity")
                          Alger American Fund ("Alger")
                      MFS Variable Insurance Trust ("MFS")
            Morgan Stanley Dean Witter Universal Funds, Inc. ("MSDW")

                                                                    INITIAL
                                      CORRESPONDING             ALLOCATION OF
FUND            PORTFOLIO              SUBACCOUNT                NET PREMIUMS


Ameritas    Money Market               Money Market Subaccount                0%
            Index 500                  Index 500 Subaccount                   0%
            Growth                     Growth Subaccount                      0%
            Income & Growth            Income & Growth Subaccount            50%
            Small Capitalization       Small  Capitalization   Subaccount     0%
            MidCap Growth              MidCap  Growth  Subaccount             0%
            Emerging Growth            Emerging  Growth Subaccount            0%
            Research                   Research  Subaccount                   0%
            Growth With Income         Growth  With Income  Subaccount        0%
Fidelity    Equity-Income              Equity-Income Subaccount               0%
            Growth                     Growth Subaccount                      0%
            High Income                High Income  Subaccount                0%
            Overseas                   Overseas  Subaccount                   0%
            Asset Manager              Asset Manager  Subaccount             50%
            Investment Grade Bond      Investment  Grade Bond  Subaccount     0%
            Asset Manager: Growth      Asset  Manager:  Growth Subaccount     0%
            Contrafund                 Contrafund Subaccount                  0%
Alger       Balanced                   Balanced Subaccount                    0%
            Leveraged AllCap           Leveraged AllCap Subaccount            0%
MFS         Utilities                  Utilities  Subaccount                  0%
            Global Governments         Global  Governments  Subaccount        0%
            New Discovery              New Discovery  Subaccount              0%
MSDW        Emerging Markets Equity    Emerging Markets Equity Subaccount     0%
            Global Equity              Global Equity Subaccount               0%
            International Magnum       International Magnum Subaccount        0%
            Asian Equity               Asian Equity Subaccount                0%
            U.S. Real Estate           U.S. Real Estate Subaccount            0%




Net premiums may also be allocated to the First Ameritas Fixed Account.




                                                                       INITIAL
First Ameritas Fixed Account                                      ALLOCATION OF
                                                                   NET PREMIUMS
                                                                              0%



5118                                      1-LSP

                               SCHEDULE OF CHARGES


ASSET BASED DAILY ADMINISTRATIVE CHARGE:
     The maximum daily administrative charge is .000683% (.25% annually).

MORTALITY AND EXPENSE RISK DAILY CHARGE:
     The maximum daily mortality and expense risk charge is .002459% (.90% annually) for years 1 through 20 and .001775% (.65% annually) thereafter.

ADMINISTRATIVE EXPENSE CHARGE:
     The maximum monthly administrative expense charge is $9 in year 1 and $8 in years 2 and thereafter.

PERCENT OF PREMIUM CHARGE:
     The maximum percent of premium charge is 5% of premiums received.

TRANSFER CHARGE:
     The first 15 transfers between Subaccounts and/or the Fixed Account per policy year are free. Thereafter, there may be a $10 charge for each transfer.

PARTIAL WITHDRAWAL CHARGE:
     The maximum charge for each partial withdrawal is the lesser of $25 or 5% of the amount withdrawn.

SURRENDER CHARGE:
     The following table shows the surrender charge for the initial specified amount based on the policy year of surrender.

     For any increase in specified amount, a surrender charge based on the increase will be imposed in addition to the surrender charges stated below. See Section 10.4 of the policy and the SCHEDULE OF SURRENDER CHARGES FOR INCREASES for further information.



                        POLICY YEAR
                        OF SURRENDER                           AMOUNT

                             1                              $4,010.00
                             2                              $4,010.00
                             3                              $4,010.00
                             4                              $4,010.00
                             5                              $4,010.00
                             6                              $3,609.00
                             7                              $3,208.00
                             8                              $2,807.00
                             9                              $2,406.00
                             10                             $2,005.00
                             11                             $1,604.00
                             12                             $1,203.00
                             13                               $802.00
                             14                               $401.00
                             15                                 $0.00





5118                                 1-SC

                          SCHEDULE OF GUARANTEED ANNUAL
                            COST OF INSURANCE RATES*



INSURED:  John D Specimen                       POLICY NUMBER:  2300005118

ISSUE AGE - SEX:  35 Male                    POLICY DATE:  January 1, 2000





POLICY YEAR        RATE PER $1,000       POLICY YEAR       RATE PER $1,000
BEGINNING            OF AMOUNT            BEGINNING           OF AMOUNT
JANUARY 1             AT RISK             JANUARY 1            AT RISK

2000                   $1.33                   2033             $28.50
2001                   $1.77                   2034             $31.38
2002                   $1.88                   2035             $34.63
2003                   $2.00                   2036             $38.31
2004                   $2.14                   2037             $42.56
2005                   $2.29                   2038             $47.44
2006                   $2.47                   2039             $52.92
2007                   $2.65                   2040             $58.80
2008                   $2.86                   2041             $65.06
2009                   $3.07                   2042             $71.64
2010                   $3.32                   2043             $78.47
2011                   $3.59                   2044             $85.72
2012                   $3.88                   2045             $93.67
2013                   $4.19                   2046            $102.52
2014                   $4.54                   2047            $112.52
2015                   $4.91                   2048            $123.79
2016                   $5.35                   2049            $136.11
2017                   $5.86                   2050            $149.20
2018                   $6.43                   2051            $162.80
2019                   $7.09                   2052            $176.79
2020                   $7.82                   2053            $190.89
2021                   $8.63                   2054            $205.29
2022                   $9.49                   2055            $220.19
2023                  $10.42                   2056            $235.84
2024                  $11.47                   2057            $252.75
2025                  $12.64                   2058            $271.63
2026                  $13.94                   2059            $295.65
2027                  $15.42                   2060            $329.96
2028                  $17.11                   2061            $384.55
2029                  $19.02                   2062            $480.20
2030                  $21.13                   2063            $657.98
2031                  $23.40                   2064          $1,000.00
2032                  $25.86


* The rates shown are annual rates per $1000 of insurance. To calculate the monthly rate, the annual rate is divided by 12 and rounded to the nearest five decimal places. These rates apply to the basic policy and do not include the cost for riders. The rates shown have been adjusted if this policy was issued with a tabular and/or flat rating as shown on the schedule page.

5118                                1-COI

                   SCHEDULE OF SURRENDER CHARGES FOR INCREASES

The additional surrender charge imposed under this policy for each requested increase in specified amount will be based on the table shown below. The charges shown in the table are surrender charges.

The surrender charge is determined at the time of the increase and is a rate per $1000 of increased specified amount based on the attained age at the time of the increase and sex of the Insured. See Section 10.5 of this policy for further information.

           ISSUE
            AGE                 MALE                   FEMALE            UNISEX
                      ---------------------------------------------------------
            0                   5.67                    4.31               5.39
            1                   4.00                    3.45               3.90
            2                   4.00                    3.45               3.90
            3                   4.00                    4.45               3.90
            4                   4.00                    4.45               3.90
                      ---------------------------------------------------------
            5                   4.00                    4.45               3.90
            6                   4.00                    4.45               3.90
            7                   4.00                    4.45               3.90
            8                   4.00                    4.45               3.90
            9                   4.00                    4.45               3.90
                      ---------------------------------------------------------
           10                   4.00                    4.45               3.90
           11                   4.00                    4.45               3.90
           12                   4.00                    4.45               3.90
           13                   4.00                    4.45               3.90
           14                   4.17                    3.45               3.97
                      ---------------------------------------------------------
           15                   4.33                    3.45               4.13
           16                   4.40                    3.45               4.20
           17                   4.47                    3.45               4.27
           18                   4.54                    3.53               4.34
           19                   4.61                    3.61               4.41
                      ---------------------------------------------------------
           20                   4.73                    3.68               4.51
           21                   4.76                    3.75               4.54
           22                   4.81                    3.83               4.61
           23                   4.88                    3.90               4.68
           24                   4.95                    3.98               4.76
                      ---------------------------------------------------------
           25                   5.02                    4.05               4.83
           26                   5.24                    4.23               5.04
           27                   5.48                    4.42               5.27
           28                   5.73                    4.61               5.51
           29                   6.00                    4.83               5.77
                      ---------------------------------------------------------
           30                   6.29                    5.05               6.04
           31                   6.59                    5.29               6.33
           32                   6.92                    5.54               6.64
           33                   7.27                    5.80               6.98
           34                   7.63                    6.08               7.32
                      ---------------------------------------------------------
           35                   8.02                    6.38               7.69
           36                   8.43                    6.69               8.08
           37                   8.88                    7.02               8.51
           38                   9.34                    7.37               8.95
           39                   9.83                    7.74               9.41
                      ---------------------------------------------------------


                                      (CONTINUED)



5118                                 1.2-SSCI

                      SCHEDULE OF SURRENDER CHARGES FOR INCREASES
                                      (CONTINUED)

           ISSUE
            AGE                 MALE                   FEMALE            UNISEX
                      ---------------------------------------------------------
           40                  10.35                    8.12               9.90
           41                  10.90                    8.53              10.43
           42                  11.48                    8.95              10.97
           43                  12.09                    9.39              11.55
           44                  12.74                    9.86              12.16
                      ---------------------------------------------------------
           45                  13.43                   10.35              12.81
           46                  14.17                   10.88              13.51
           47                  14.95                   11.43              14.25
           48                  15.77                   12.02              15.02
           49                  16.65                   12.64              15.85
                      ---------------------------------------------------------
           50                  17.22                   13.30              16.74
           51                  18.00                   14.00              17.56
           52                  18.85                   14.74              18.33
           53                  19.77                   15.53              19.15
           54                  20.29                   16.37              19.67
                      ---------------------------------------------------------
           55                  21.23                   17.26              20.52
           56                  21.92                   17.72              21.16
           57                  22.62                   18.18              21.83
           58                  23.33                   18.63              22.49
           59                  24.05                   19.09              23.18
                      ---------------------------------------------------------
           60                  24.79                   19.55              23.88
           61                  26.03                   20.75              25.06
           62                  27.38                   22.04              26.34
           63                  28.83                   23.21              27.72
           64                  30.41                   24.37              29.21
                      ---------------------------------------------------------
           65                  32.09                   25.61              30.80
           66                  33.65                   26.75              32.28
           67                  35.32                   27.97              33.86
           68                  37.12                   29.30              35.58
           69                  39.08                   30.76              37.45
                      ---------------------------------------------------------
           70                  40.00                   32.36              39.48
           71                  40.00                   34.16              40.00
           72                  40.00                   36.13              40.00
           73                  40.00                   38.29              40.00
           74                  40.00                   40.00              40.00
                      ---------------------------------------------------------
           75                  40.00                   40.00              40.00
           76                  40.00                   40.00              40.00
           77                  40.00                   40.00              40.00
           78                  40.00                   40.00              40.00
           79                  40.00                   40.00              40.00
           80                  40.00                   40.00              40.00
                      ---------------------------------------------------------



5118                                  1.2-SSCI

                     TABLE OF CONTENTS

                     POLICY SCHEDULE PAGES

 SECTION 1.          DEFINITIONS...............................................4

 SECTION 2.          GENERAL PROVISIONS........................................6
              2.1    Meaning of In Force.......................................6
              2.2    When This Policy Terminates...............................6
              2.3    Guaranteed Death Benefit..................................6
              2.4    The Policy and its Parts..................................7
              2.5    Representations and Contestability........................7
              2.6    Misstatement of Age or Sex................................7
              2.7    Suicide...................................................7
              2.8    The Owner.................................................8
              2.9    The Beneficiary...........................................8
              2.10   Changing the Beneficiary..................................8
              2.11   Assigning the Policy......................................8
              2.12   Non-Participating.........................................8

 SECTION 3.          PREMIUM PAYMENTS..........................................9
              3.1    Initial Premium...........................................9
              3.2    Guaranteed Death Benefit Premium..........................9
              3.3    Planned Periodic Premiums.................................9
              3.4    Unscheduled Premiums..................................... 9
              3.5    Premium Limits........................................... 9
              3.6    Where to Pay Premiums....................................10
              3.7    Net Premium..............................................10
              3.8    Percent of Premium Charge................................10
              3.9    Allocation of Net Premiums...............................10

 SECTION 4.          GRACE PERIOD AND REINSTATEMENT...........................10
              4.1    Grace Period.............................................10
              4.2    Continuation of Insurance................................11
              4.3    Reinstating the Policy...................................11

 SECTION 5.          SEPARATE ACCOUNT.........................................11
              5.1    The Account..............................................11
              5.2    The Subaccounts..........................................12
              5.3    Valuation of Assets......................................12
              5.4    Transfer Among Subaccounts...............................12
              5.5    The Funds................................................12
              5.6    Portfolio Changes........................................12

 SECTION 6.          THE FIXED ACCOUNT........................................13
              6.1    The Fixed Account........................................13
              6.2    Transfers Among the Fixed Account
                     and the Subaccounts......................................13



 5118                                   2

 SECTION 7.           ACCUMULATION VALUE......................................13
               7.1    How Accumulation Value of the Policy
                      is Determined...........................................13
               7.2    Accumulation Value of the Subaccounts...................14
               7.3    Net Asset Value.........................................14
               7.4    Subaccount Unit Value...................................15
               7.5    Accumulation Value of the Fixed Account.................15
               7.6    Net Cash Surrender Value Bonus..........................16
               7.7    Interest Credits........................................16
               7.8    Administrative Expense Charge...........................16
               7.9    Cost of Insurance.......................................16
               7.10   Cost of Insurance Rates.................................16
               7.11   Monthly Deduction.......................................17
               7.12   Annual Report...........................................17
               7.13   Illustrative Reports....................................18
               7.14   Changes in Non-guaranteed Cost Factors..................18
               7.15   Option to Transfer to Fixed Account.....................18

 SECTION 8.           POLICY SURRENDER
                      AND PARTIAL WITHDRAWAL..................................18
               8.1    Surrender of the Policy.................................18
               8.2    Net Cash Surrender Value................................18
               8.3    Surrender Charge........................................18
               8.4    Partial Withdrawal......................................19
               8.5    Postponement of Payments................................19

 SECTION 9.           DEATH BENEFIT...........................................20
               9.1    Death Benefit Proceeds..................................20
               9.2    Interest on Proceeds....................................20
               9.3    Death Benefit...........................................20
               9.4    Postponement of Payment.................................21

 SECTION 10.          POLICY CHANGES
                      AND EXCHANGE OF POLICY..................................21
               10.1   Change in Death Benefit Options.........................21
               10.2   Change in the Specified Amount..........................22
               10.3   Decreasing the Specified Amount.........................22
               10.4   Increasing the Specified Amount.........................22
               10.5   Surrender Charge for Increase...........................23

 SECTION 11.          LOAN BENEFITS...........................................23
               11.1   Making a Policy Loan....................................24
               11.2   Interest................................................24
               11.3   Reduced Loan Interest Rate..............................24
               11.4   Other Borrowing Rules...................................24
               11.5   Repaying a Policy Debt..................................24

 SECTION 12.          PAYMENT OPTIONS.........................................25
               12.1   Payment Option Rules....................................25
               12.2   Description of Options..................................25

 SECTION 13.          NOTES ON OUR COMPUTATIONS...............................26
               13.1   Basis of Computations...................................26
               13.2   Methods of Computing Values.............................26

 TABLES OF SETTLEMENT OPTIONS.................................................28

5118                                    3

                             SECTION 1. DEFINITIONS

"ACCUMULATION VALUE" means the total amount of value held in your accounts at any time. It is equal to the total of the accumulation value held in the Account, the Fixed Account, and the accumulation value held in the general account which secures policy loans.

"BENEFICIARY" means the person to whom the death benefit proceeds are payable upon the death of the Insured. The beneficiary is named by the Owner in the application. If changed, the beneficiary is as shown in the latest change filed and recorded with us. If no beneficiary survives the Insured, the Owner or the Owner's estate will be the beneficiary. The interest of any beneficiary is subject to that of any assignee.

"DEATH BENEFIT" means the total amount of insurance coverage provided under the selected death benefit option of this policy.

"DEATH BENEFIT PROCEEDS" means the proceeds payable to the beneficiary upon receipt by us of the satisfactory proof of the death of the Insured while this policy is in force. It is equal to: (1) the death benefit; plus (2) any additional life insurance proceeds provided by any riders; minus (3) any outstanding policy debt; minus (4) any overdue monthly deductions, including the deduction for the month of death.

"GUARANTEED DEATH BENEFIT PERIOD" is the period during which the Guaranteed Death Benefit is in effect and will end on the earliest of the following dates:

a. The expiration date shown on the schedule pages of this policy or any revised schedule pages.

b. The date that the net policy funding is less than the Guaranteed Death Benefit requirement. See Section 2.3.

c. The date on which this policy first terminates even if this policy is reinstated.

"INSURED" means the person upon whose life this policy is issued.

"ISSUE AGE" means the age at the Insured's nearest birthday on the policy date.

"ISSUE DATE" means the date that all financial, contractual, and administrative requirements have been completed and processed. The issue date will be shown in a confirmation notice sent to you.

"MATURITY DATE" means the date we pay any net cash surrender value, if the Insured is still living. This date is shown on the schedule pages.

"MONTHLY ACTIVITY DATE" means the same date in each succeeding month as the policy date except that whenever the monthly activity date falls on a date other than a valuation date, the monthly activity date will be deemed the next valuation date.

"MONTHLY DEDUCTIONS" means the deductions taken from the accumulation value on the monthly activity date. These deductions are equal to: 1) the current cost of insurance for the basic policy plus the cost for any riders; and 2) the administrative expense charge.



5118                                  4

"NET CASH SURRENDER VALUE" means the accumulation value on any valuation date, less any surrender charges and less any outstanding policy debt.

"NET PREMIUM" means the premium paid less the percent of premium charge.

"OUTSTANDING POLICY DEBT" means the sum of all unpaid policy loans and accrued interest on policy loans.

"OWNER" means the Owner of this policy, as designated in the application or as subsequently changed. If a policy has been absolutely assigned, the assignee is the Owner. A collateral assignee is not the Owner. See Section 2.8 for the rights and privileges of the Owner.

"PERCENT OF PREMIUM CHARGE" is an amount deducted from each premium received to cover certain expenses. This charge is a percentage of the premium. The applicable percentage can be found on the schedule pages.

"PLANNED PERIODIC PREMIUM" means a selected scheduled premium of a level amount at a fixed interval. The initial planned periodic premium you selected is shown on the schedule pages. See Section 3.3 of this policy.

"POLICY DATE" means the effective date for all coverage provided in the application. The policy date is used to determine policy anniversary dates, policy years and monthly activity dates. Policy anniversaries are measured from the policy date. The policy date and the issue date will be the same unless: 1) an earlier policy date is specifically requested, or 2) additional premiums or application amendments are required at the time of delivery, in which case the policy date will be earlier.

"POLICY YEAR" means the period from one policy anniversary date until the next policy anniversary date.

"SEC" means the Securities and Exchange Commission.

"SATISFACTORY PROOF OF DEATH" means all of the following must be submitted:

a.   A certified copy of the death certificate;

b.   A Notice of Death Claim;

c.   This policy; and

d. Any other information that we may reasonably require to establish the validity of the claim.

"SPECIFIED AMOUNT" means the minimum death benefit under the policy while this policy remains in force. The initial specified amount is shown on the schedule pages. Adjustments and changes to the specified amount can occur as discussed in
Section 10.





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"SURRENDER  CHARGE" means the charge  subtracted from the accumulation  value on the surrender of this policy. Refer to the SCHEDULE OF CHARGES and the SCHEDULE OF SURRENDER CHARGES FOR INCREASES on the schedule pages.

"SURRENDER" means this policy may be terminated by you before the maturity date during the Insured's life for its net cash surrender value. See Section 8 of this policy.

"VALUATION DATE" is any day on which the New York Stock Exchange is open for trading.

"YOU" AND "YOUR" refer to the Owner of this policy. The Insured may or may not be the Owner.

"WE", "US" AND "OUR" refer to First Ameritas Life Insurance Corp. of New York. Our Home Office means our administrative office at 400 Rella Boulevard, Suite 304, Suffern, NY 10901-4253.


                         SECTION 2. GENERAL PROVISIONS


2.1 MEANING OF IN FORCE

This policy will remain in force as long as on each monthly activity date the net cash surrender value is sufficient to cover monthly deductions.

However, this policy will remain in force if the Guaranteed Death Benefit is in effect on this policy, even if the net cash surrender value is insufficient to cover monthly deductions. See Section 2.3.

2.2 WHEN THIS POLICY TERMINATES

This policy will terminate on the earliest of:

a. Any monthly activity date when the net cash surrender value is insufficient to cover monthly deductions and the grace period ends without sufficient premium being paid. However, this policy will not terminate if the Guaranteed Death Benefit is in effect, even if the net cash surrender value is insufficient to cover monthly deductions.

b.    The Insured dies;

c.    You request the coverage be terminated and you return this policy; or

d.    This policy matures.

2.3 GUARANTEED DEATH BENEFIT

The Guaranteed Death Benefit is a benefit which applies to the policy at issue. This benefit will ensure that the policy will remain in force as long as the net policy


5118                                   6
funding meets or exceeds the Guaranteed Death Benefit requirement and the policy is within the Guaranteed Death Benefit Period. The net policy funding is the sum of all premiums paid, less any partial withdrawals and less any outstanding policy debt. The Guaranteed Death Benefit requirement is the cumulative Guaranteed Death Benefit Premium to the monthly activity date. The Guaranteed Death Benefit Premium is shown on the schedule page. Any changes in the Guaranteed Death Benefit Premium due to increases in specified amount or additions of riders will be reflected in the requirement from the effective date of the change.

If the net policy funding is less than the Guaranteed Death Benefit requirement, the benefit is no longer in effect. You will be notified by mail and will have 61 days from the date we mail the notice to meet the Guaranteed Death Benefit requirement. The Guaranteed Death Benefit can not be reinstated once the policy has lapsed.

2.4 THE POLICY AND ITS PARTS

This policy is a legal contract between you and us. It is issued in return for the application and payment in advance of the initial premium as described in
Section 3.1. This policy, the application, any supplemental applications, riders, endorsements, and amendments are the entire contract. No change in this policy will be valid unless it is in writing, attached to this policy, and approved by either the president or secretary of the company. No agent may change this policy or waive any of its provisions.

2.5 REPRESENTATIONS AND CONTESTABILITY

We rely on statements made in the application. These statements are considered representations and not warranties. We can contest this policy for any material misrepresentation of fact. The misrepresentation must have been made in the application attached to this policy when issued or in a supplemental application made a part of this policy when a change in coverage or reinstatement went into effect.

We cannot contest this policy after it has been in force during the Insured's life for two years from the policy date. Nor can we contest any increased benefits later than two years after the effective date of the increased benefits during the Insured's life. Any increase or reinstatement will be contestable, within the two year period, only with regard to statements made in the supplemental application. This provision does not apply to riders with their own contestability provision.

2.6 MISSTATEMENT OF AGE OR SEX

If the age or sex of the Insured or any person insured by rider has been misstated on the application, the death benefit and any additional benefits provided will be those which would be purchased by the most recent deduction for the cost of insurance and the cost of any additional benefits at the insured person's correct age or sex.

2.7 SUICIDE

If the Insured commits suicide, within two years from the policy date, we will limit the proceeds. The limited amount will equal all premiums paid for this policy, less outstanding policy debt, partial withdrawals, and the cost for riders.


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



If the Insured commits suicide within two years from the effective date of any increase in the specified amount, we will limit the proceeds payable with respect to the increase. The proceeds thus limited will equal the total cost of insurance applicable to the increase. This provision does not apply to riders with their own suicide provision.

2.8 THE OWNER

While the Insured is living you have all the benefits, rights and privileges under this policy. These include naming a successor-owner, changing the beneficiary, assigning this policy, enjoying all policy benefits, and exercising all policy options.

If you are not the Insured, you should name a successor-owner who will become the Owner if you die before the Insured. If you die before the Insured and there is no successor-owner, ownership will pass to your estate.

2.9 THE BENEFICIARY

You can name primary and contingent beneficiaries. Your original beneficiary choice is shown in the attached application.

Unless a payment plan is chosen, the proceeds payable at the Insured's death will be paid in a lump sum to the primary beneficiary. If the primary beneficiary dies before the Insured, the proceeds will be paid to the contingent beneficiary. If no beneficiary survives the Insured, the proceeds will be paid to your estate.

2.10 CHANGING THE BENEFICIARY

You may change the beneficiary during the Insured's lifetime. We do not limit the number of changes that may be made. To make the change, we must receive a completed Change of Beneficiary form and any other forms required by the Home Office. The change will take effect as of the date we record it at the Home Office, even if the Insured dies before we do so. Each change will be subject to any payment we made or any other action we took before the change is recorded.

2.11 ASSIGNING THE POLICY

You may assign this policy. For an assignment to bind us, we must receive a signed copy in the Home Office. We are not responsible for the validity of any assignment.

An assignment is subject to any policy debt. Policy debt is discussed in Section 11.

2.12 NON-PARTICIPATING

This policy is non-participating. In other words, no dividends will be paid under this policy.




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



                          SECTION 3. PREMIUM PAYMENTS


3.1 INITIAL PREMIUM

An initial premium of at least 1/12th of the Guaranteed Death Benefit Premium must be paid on or before delivery of this policy. The initial premium shown on the schedule pages is the amount received with the application or 1/12th of the Guaranteed Death Benefit Premium if no money is received with the application.

3.2 GUARANTEED DEATH BENEFIT PREMIUM

You have the option to pay a planned premium based on the annual Guaranteed Death Benefit Premium. This premium is shown on the schedule pages.

During the Guaranteed Death Benefit Period, also shown on the schedule pages, if net policy funding meets or exceeds the Guaranteed Death Benefit requirement, the policy will remain in force, even if the net cash surrender value is insufficient to cover monthly deductions. Net policy funding is premiums paid less any partial withdrawals and less any outstanding policy debt.

3.3 PLANNED PERIODIC PREMIUM

This is a flexible premium policy. You may choose to pay planned periodic premiums, and as indicated in Section 3.2, you may elect to base your planned periodic premiums on the Guaranteed Death Benefit Premium. However, planned periodic premiums are not required. The amount and frequency of the planned periodic premiums you selected when this policy was issued is shown on the schedule pages. You may change the frequency of the payments or the amount by sending a written request to the Home Office. Premiums may not be paid after the maturity date. We reserve the right to limit the amount and frequency of the planned periodic premiums you choose to pay as described in Section 3.5.

3.4 UNSCHEDULED PREMIUMS

Any premium we receive under this policy in an amount different from the planned periodic premiums will be considered an unscheduled premium. Unscheduled premiums can be made at any time while this policy is in force.

3.5 PREMIUM LIMITS

We reserve the right to limit the amount and frequency of premium payments as described below:

1.    The premium payment must be at least $10.00.

2. Any premium that would immediately result in the death benefit becoming equal to a percentage of the accumulation value.

3. Any premium that would prevent the coverage under this policy from continuing to qualify as life insurance under the Internal Revenue Code of 1954.



5118                                  9

3.6 WHERE TO PAY PREMIUMS

Each premium after the first one is payable at our Home Office. Upon request, a receipt signed by our Secretary or an Assistant Secretary will be given for any premium payment.

3.7 NET PREMIUM

Before the premiums paid are allocated to the Subaccounts and/or Fixed Account, a percent of premium charge is deducted. The amount of premium then allocated is called the net premium.

3.8 PERCENT OF PREMIUM CHARGE

The percent of premium charge is deducted from each premium payment received. The maximum percent of premium charge is shown on the schedule pages. We have the option of charging a current percent of premium charge, which can be less than the maximum.

3.9 ALLOCATION OF NET PREMIUMs

As of the issue date, net premiums then received will be allocated to a money market Subaccount. On the 13th day after the issue date, the accumulation value will be reallocated to the Subaccounts and/or the Fixed Account as you have selected on the application. Any additional premium received will be allocated in accordance with your instructions. You may change the allocation of later net premiums without charge. The allocation will apply to future net premiums after we receive the change. The Subaccounts and the Fixed Account are discussed in Sections 5 and 6.


                            SECTION 4. GRACE PERIOD
                               AND REINSTATEMENT

4.1 GRACE PERIOD

This policy will begin a 61 day grace period when:

a. the net cash surrender value on any monthly activity date is not sufficient to cover monthly deductions; and

b.   the Guaranteed Death Benefit is no longer in effect.

The 61 day grace period will begin on the day we mail a notice of the premium necessary to keep your policy in force. The amount necessary will be the lessor of:

     a) the amount by which the new policy funding is less than the Guaranteed Death Benefit Premium requirement, if the Guaranteed Death Benefit is in effect; and

     b) the amount by which the net cash surrender value is not sufficient to cover the monthly deductions.

We will mail this notice to you at your last known address and to any assignee of record. If sufficient premium is not paid by the end of the grace period, this policy will terminate without value.



5118                                   10

If the Insured dies during the grace period, the overdue monthly deductions will be deducted from the death proceeds.

4.2 CONTINUATION OF INSURANCE

Insurance coverage under this policy and any benefits provided by any rider(s) will be continued through the grace period.

4.3 REINSTATING THE POLICY

If the Insured is living and application is made within three years from the beginning of any grace period, this policy can be considered for reinstatement if it terminated because a grace period ended without sufficient premium being paid.

To apply for reinstatement, you must send evidence satisfactory to us that the Insured is insurable. The effective date of the reinstatement will be the first monthly activity date on or next following the date the application for reinstatement is approved.

To reinstate the policy, you will have to pay a premium equal to the greater of:

a. a premium sufficient to bring the net cash surrender value to an amount above zero; or

b.    three times the current month's monthly deductions.

We will accept a premium larger than the applicable amount described above.

This policy cannot be reinstated if it has been surrendered for its net cash surrender value, nor can it be reinstated after the maturity date. Any policy debt will be reinstated.


                          SECTION 5. SEPARATE ACCOUNT


5.1 THE ACCOUNT

The word Account, where we use it in this policy without qualification, means the First Ameritas Life Insurance Corp. of New York Separate Account V. This is a unit investment trust registered with the SEC under the Investment Company Act of 1940. It is also subject to the laws of New York. We own the assets of the Account and keep them separate from the assets of our general account.

The Account is used only to fund the variable benefits provided under this policy and any other variable life policies supported by the Account.

The assets of the Account will be available to cover the liabilities of our general account only to the extent that the assets of the Account exceed the liabilities of the Account arising under the variable life policies supported by the Account.




5118                                   11

5.2 THE SUBACCOUNTS

The Account has several Subaccounts. We list those available on the policy date on the schedule pages. The available Subaccounts may change after the policy date. Any changes will be disclosed by the Prospectus. You determine, using percentages, how the net premium will be allocated among the Subaccounts. You may choose to allocate nothing to a particular Subaccount. You may not choose a fractional percent. The allocations to the Subaccounts along with allocations to the Fixed Account must total 100%. The assets of each Subaccount will be used to buy shares in a corresponding portfolio of the funding vehicles designated on the schedule pages. See Section 5.5. Income and realized and unrealized gains or losses from the assets of each Subaccount of the Account are credited to or charged against that Subaccount without regard to income, gains or losses in the other Subaccounts of the Account, our general account or any other separate accounts.

5.3 VALUATION OF ASSETS

We will determine the value of the assets of each Subaccount at the end of each valuation date.

5.4 TRANSFER AMONG SUBACCOUNTS

You may transfer amounts among Subaccounts as often as you wish in a policy year. The transfer will take effect on the later of the date designated in the request or on the valuation date following receipt of the written request at our Home Office.

Each transfer must be for a minimum of $250 or the balance in the Subaccount, if less. The first 15 transfers per policy year will be allowed free of charge. Thereafter, a $10 transfer charge may be deducted from the accumulation value. The minimum amount which can remain in a Subaccount and/or in the Fixed Account as a result of a transfer is $100. Any amount below this minimum must be included in the amount transferred.

Transfers may be subject to additional restrictions by the Funds.

5.5 THE FUNDS

The word Funds, where we use it in this policy without qualification, means the funding vehicles designated on the schedule pages. The available Funds may change. Any changes will be disclosed in the Prospectus. The Funds are registered with the SEC under the Investment Company Act of 1940 as diversified open-end management investment companies. The Funds bear their own expenses. The Funds have several portfolios; there is a portfolio that corresponds to each of the Subaccounts of the Account. We list those available on the policy date on the schedule pages.

5.6 PORTFOLIO CHANGES

A portfolio of the Funds might, in our judgment, become unsuitable for investment by a Subaccount. This might happen because of a change in investment policy, because of a change in laws or regulations, because the shares are no longer available for investment, or for some other reason. If that occurs, we have the right to substitute another portfolio of the Funds, or to invest in another fund. But we would first notify and receive approval from the SEC and the New York Insurance Department. This approval process is on file with the insurance commissioner of the state where this policy is delivered. Any portfolio changes will be disclosed in the Prospectus. If the SEC requires that such action receive approval from a majority of the policyholders in the Account, then you will be notified of your right to vote. You will be notified of any material change in the investment policy of any portfolio in which you have an interest. If you are dissatisfied with any change, you always have the option to transfer all or a portion of your accumulation value to the Fixed Account (See Section 6.2) or to one of the other available Subaccounts (See
Section 5.4).


5118                                  12

                          SECTION 6. THE FIXED ACCOUNT

6.1 THE FIXED ACCOUNT

Net premiums allocated to and transfers to the Fixed Account under this policy become part of the general account assets of First Ameritas Life Insurance Corp. of New York which support annuity and insurance obligations. The Fixed Account includes all of First Ameritas Life Insurance Corp. of New York's assets, except those assets segregated in separate accounts. First Ameritas Life Insurance Corp. of New York maintains the sole discretion to invest the assets of the Fixed Account, subject to applicable law.

You determine, using percentages, how the premium will be allocated to the Fixed Account. You may choose to allocate nothing to the Fixed Account. The minimum allocation must be at least 1%; you may not choose a fractional percentage. The allocations to the Fixed Account along with allocations to the Subaccounts must total 100%.

6.2 TRANSFERS AMONG THE FIXED ACCOUNT AND THE SUBACCOUNTS

You may transfer into the Fixed Account from the Subaccounts at any time during the policy year.

You may make one transfer out of the Fixed Account to any of the other Subaccounts only during the 30 day period following each policy anniversary.

The allowable transfer amount out of the Fixed Account is limited to the greater of:

     a.   25% of the Fixed Account balance; or

     b. any Fixed Account transfer out of the Fixed Account which occurred during the prior 13 months; or

     c.   $1,000.

Transfers into or from the Fixed Account will be subject to the same transfer charges and minimums that are applied to transfers among the Subaccounts. See
Section 5.4.


                         SECTION 7. ACCUMULATION VALUE

7.1 HOW ACCUMULATION VALUE OF THE POLICY IS DETERMINED

The accumulation value of this policy on the issue date is:

a.    The net premiums received by us on or before the issue date; minus

b.    Any monthly deductions due on or before the issue date.



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



The accumulation value of this policy on a valuation date is equal to the total of the values in each Subaccount and the Fixed Account, plus the accumulation value impaired by policy debt which is held in the general account, plus any net premium received on that valuation date but not yet allocated.

7.2 ACCUMULATION VALUE OF THE SUBACCOUNTS

To compute the accumulation value held in the Subaccounts on any valuation date, we multiply each Subaccount's unit value (defined in Section 7.4 below) by the number of Subaccount units allocated to this policy.

The number of Subaccount units will increase when:

a.   Net premiums are credited to that Subaccount;

b. Transfers from other Subaccounts or the Fixed Account are credited to that Subaccount;

c. Policy debt (principal or interest) is repaid and allocated to the Subaccount, or interest is credited from the amount held in the general account to secure the policy debt; or

d. that portion of the net cash surrender value bonus, if any, is credited to that Subaccount.

The number of Subaccount units will decrease when:

a.   A policy loan is taken from that Subaccount;

b.   A partial withdrawal is taken from that Subaccount;

c.   A portion of the monthly deduction is taken from that Subaccount;

d. A transfer, and its charge, is made from that Subaccount to other Subaccounts or the Fixed Account;

e.   Policy loan interest not paid when due is taken from that Subaccount; or

f.   A portion of any transfer charge is taken from that Subaccount.

Each transaction above will increase or decrease the number of Subaccount units allocated to this policy by an amount equal to the dollar value of the transaction divided by the current unit value.

7.3 NET ASSET VALUE

The net asset value of the shares of each portfolio of the Fund is determined once daily as of the close of business of the New York Stock Exchange on days when the Exchange is open for business. The net asset value is determined by adding the values of all securities and other assets of the portfolio, subtracting liabilities and expenses and dividing by the number of outstanding shares of the portfolio. Expenses, including the investment advisory fee, are accrued daily.


5118                                        14

7.4 SUBACCOUNT UNIT VALUE

For each Subaccount, the value of an accumulation unit (unit value) was set when the Subaccount was established. The unit value of each Subaccount reflects the investment performance of that Subaccount. The unit value may increase or decrease from one valuation date to the next.

The unit value of each Subaccount on any valuation date shall be calculated as follows:

a. The per share net asset value of the corresponding Fund portfolio on the valuation date times the number of shares held by the Subaccount, before the purchase or redemption of any shares on that date; minus

b. A daily charge for administrative expenses, called the asset based daily administrative charge, shown on the schedule page; minus

c.   A daily charge for mortality  and expense risk shown on the schedule  page;
     minus

d.   Any taxes payable by the Separate Account; divided by

e. The total number of units held in the Subaccount on the valuation date before the purchase or redemption of any units on that date.

When transactions are made, the actual dollar amounts are converted to accumulation units. The number of accumulation units for a transaction is found by dividing the dollar amount of the transaction by the current unit value.

7.5 ACCUMULATION VALUE OF THE FIXED ACCOUNT

The accumulation value of the Fixed Account on a valuation date is equal to:

a.    The net premiums credited to the Fixed Account; plus

b.    Any transfers from the Subaccounts credited to the Fixed Account; plus

c. Any policy debt (principal or interest) repaid and allocated to the Fixed Account, or interest credited from the amount held in the general account to secure the policy debt; minus

d.    Any policy loan taken from the Fixed Account; minus

e.    Any partial withdrawal and its charge taken from the Fixed Account; minus

f.    The portion of the monthly deduction taken from the Fixed Account; minus

g.    Any transfer made from the Fixed Account; minus

h.    The portion of any transfer charge taken from the Fixed Account; minus

i.    Any policy loan  interest not paid when due taken from the Fixed  Account;
      plus

j. that portion of the net cash surrender value bonus, if any, that is credited to the Fixed Account; plus

k.    Interest credits.



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



7.6 NET CASH SURRENDER VALUE BONUS

We will credit an additional amount (bonus) to your accumulation value each policy year if the policy has been in force at least 21 years and if the net cash surrender value is at least $500,000. The bonus will be a percentage of your net cash surrender value. The policy must be in force for the bonus to be credited. This bonus will be credited to the Subaccounts and/or the Fixed Account based on the premium allocation percentages in effect at that time. We reserve the right to change the bonus from time to time.

7.7 INTEREST CREDITS

We guarantee that the accumulation value in the Fixed Account will be credited with an effective annual interest rate of at least 3.5%. We may, at our discretion, credit a higher current rate of interest.

7.8 ADMINISTRATIVE EXPENSE CHARGE

On each monthly activity date, one-twelfth of an annual charge called the administrative expense charge will be deducted from the accumulation value. The maximum administrative expense charge is shown on the schedule pages. We have the option of charging a current administrative expense charge, which can be less than the maximum.

7.9 COST OF INSURANCE

The cost of insurance will be figured each month. It is the cost of insurance for the basic policy (including any increases in the specified amount) plus the cost for any riders. The cost for this policy is equal to:

a. the death benefit on the monthly activity date, discounted at the guaranteed rate of interest for the Fixed Account for one month;

b. less the accumulation value on the monthly activity date, after all monthly deductions have been taken except for the cost of insurance;

c. the above result multiplied by the monthly cost per $1,000 of insurance (as described below in the Cost of Insurance Rates section);

d.    divided by $1,000.

The charge made during the policy year will be shown on the annual report.

7.10 COST OF INSURANCE RATES

For the initial specified amount, the cost of insurance rates will not exceed those shown on the SCHEDULE OF GUARANTEED ANNUAL COST OF INSURANCE RATES in the schedule pages. To calculate the monthly rates divide by 12 and round to the nearest five decimal places.

Each year, the annual cost of insurance rates will be declared for the next policy year. These rates will be based on the Insured's issue age and sex, the Insured's tobacco usage, the specified amount and policy year. The rates will be adjusted for any table rating and/or flat extra rating. Part of the Cost of Insurance charge may be used to recover acquisition expenses arising from the issuance of the policy. The expense recovery is higher in early policy years.



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



If this policy is rated at issue with extra premiums, the guaranteed rates shown are a multiple of the guaranteed rates for a standard issue. This multiple factor is shown on the schedule pages. Any flat extra rating is shown on the schedule pages and has been included in the cost of insurance rates.

Any change in the current cost of insurance rates will apply to all policies having the same issue age, specified amount, policy year, sex, plan, issue month, issue year, rating class and guaranteed cost of insurance rates as this policy.

7.11 MONTHLY DEDUCTION

The monthly deduction is made each policy month against the accumulation value allocated to the Account and to the Fixed Account. Monthly deductions will be deducted from the Subaccounts and the Fixed Account in the same proportion as the balances held in the Subaccounts and the Fixed Account. The monthly deduction is equal to:

a.   The administrative expense charge; plus

b. The cost of insurance for the current policy month, including the cost for any rider.

Refer to the SCHEDULE OF GUARANTEED ANNUAL COST OF INSURANCE RATES and the SCHEDULE OF CHARGES on the schedule pages for further details.

7.12 ANNUAL REPORT

Each year the Owner will be mailed an annual report within 45 days of the close of the end of the year and within 13 months of the last statement. This report will show for the last policy year:

a.    premiums paid;

b.    expense charges, if any;

c.    interest credits;

d.    cost of insurance;

e.    outstanding debt;

f.    total charges for riders, if any;

g. partial withdrawals or policy loan activity including the amount of the loan interest and withdrawal charge identified separately;

h. the accumulation value and net cash surrender value at the beginning and end of the period, including any bonus credited, if applicable;

i.    the amount of the death benefit at the beginning and end of the period;

j.    the projected current interest rate(s) as of the statement date;

k. the expiry date of coverage assuming no further premium payments or policy changes are made; and

l.    any other information required by the Superintendent of Insurance.


5118                                   17

7.13 ILLUSTRATIVE REPORTS

The Owner may request a report illustrating future values of this policy under both guaranteed and current assumptions at any time. The first report requested in a policy year is free. If allowed by state law, a reasonable fee not to exceed $50 may be charged for each report after the first report.

7.14  CHANGES IN NON-GUARANTEED COST FACTORS

Any adjustments to non-guaranteed cost factors (interest credits, administrative expense charge, administration charge, mortality and expense risk charges, cost of insurance charges, and net cash surrender value bonus) will be by class and based on changes in future expectations of such elements as mortality, persistency, investment earnings, expenses and taxes. Any changes in policy cost factors will be determined in accordance with procedures and standards on file with the Superintendent of Insurance. Cost factors will be reviewed for in force policies for adjustments not more often than once per year nor less often than once every five years.

7.15  OPTION TO TRANSFER TO FIXED ACCOUNT

Each year, at any time within ten days after the policy anniversary, you have the option to transfer all funds to the Fixed Account and receive guaranteed reduced paid up benefits. The amount of the guaranteed reduced paid up benefits will be that amount which the funds will purchase based on the mortality table on which the guaranteed rates are calculated and the guaranteed interest rate.


                          SECTION 8. POLICY SURRENDER
                            AND PARTIAL WITHDRAWALS


8.1 SURRENDER OF THE POLICY

This policy may be surrendered before the maturity date at any time during the Insured's life for its net cash surrender value.

8.2 NET CASH SURRENDER VALUE

The amount payable upon surrender is the accumulation value on the valuation date we receive your written request, less any surrender charges, and less any outstanding policy debt. The net cash surrender value is payable in one lump sum or under one of the payment options. See Section 12.

8.3 SURRENDER CHARGE

The surrender charge is based on the initial specified amount of insurance at issue and any increase in specified amount.

Refer to the SCHEDULE OF CHARGES on the schedule pages for the surrender charge on the initial specified amount of insurance.

If the specified amount is increased, the surrender charge will be a composite of all charges which apply for each year. Refer to the SCHEDULE OF SURRENDER CHARGES FOR INCREASES on the schedule pages for further details.



5118                                      18

8.4 PARTIAL WITHDRAWAL

A partial withdrawal of this policy may be made for any amount of at least $500 subject to the following rules:

a. The net cash surrender value remaining after a partial withdrawal must be at least $1,000 or an amount sufficient to maintain this policy in force for the next 12 months.

b.    A partial withdrawal is irrevocable.

c.    The request must be made to us in writing on a form approved by us.

d. A partial withdrawal will not be allowed if the resulting specified amount after the withdrawal is less than:

      i.   For Insureds in the preferred rating class; $100,000

      ii.  For Insureds in all other rating classes;

           (1)  In the second and third policy year; $50,000

           (2)  After the third policy year; $35,000.

e. A withdrawal charge will be deducted from the amount withdrawn. The charge will not exceed the lesser of $25 or 5% of the amount withdrawn.

Partial withdrawals will affect other policy values. The accumulation value will be reduced by the amount of the partial withdrawal. If Death Benefit Option A is in effect on the date of a partial withdrawal, the specified amount will be reduced by the amount of the partial withdrawal. These reductions will also reduce the death benefits. See Section 9. The withdrawal will affect the net policy funding used to determine if the Guaranteed Death Benefit is to remain in effect. See Section 2.3.

You may tell us how to allocate the partial withdrawal among the Subaccounts and/or the Fixed Account, provided that the minimum amount remaining in a Subaccount and/or the Fixed Account as a result of the allocation is $100. If you do not, or if there is not enough value in any Subaccount or in the Fixed Account, the partial withdrawal will be allocated among the Subaccounts and the Fixed Account in the same proportion as the balances held in each Subaccount and the Fixed Account on the date we receive the request in our Home Office.

8.5 POSTPONEMENT OF PAYMENTS

We will usually pay any amounts payable from the Subaccounts as a result of surrender, partial withdrawals, and policy loans within seven (7) days after we receive written request in our Home Office on a form satisfactory to us. We can postpone such payments or any transfers of amounts between Subaccounts if:

a. The New York Stock Exchange is closed other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the SEC; or



5118                                   19

b.   The  SEC  by  order  permits  the   postponement   for  the  protection  of
     policyowners; or

c. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonable, practicable, or it is not reasonable or practicable to determine the value of the net assets of the Account.



We may defer the payment of a full surrender, partial withdrawals and policy loans from the Fixed Account for up to six months from the date we receive your written request.

                            SECTION 9. DEATH BENEFIT

9.1 DEATH BENEFIT PROCEEDS

The death benefit proceeds payable to the beneficiary upon our receipt of satisfactory proof of the death of the Insured while this policy is in force will equal:

a.    The death benefit; plus

b.    Any additional life insurance proceeds provided by any rider; minus

c.    Any outstanding policy debt; minus

d. Any overdue monthly deductions including the deduction for the month of death.

9.2 INTEREST ON PROCEEDS

Death benefit proceeds that are paid in one lump sum will include interest if we do not pay the proceeds within 30 days of receiving satisfactory proof of death. The rate of interest will be the greater of:

a.    3% per annum.

b.    the current rate of interest payable on death benefit proceeds.

c.    the rate required by state law.

Interest will accrue from the date we receive satisfactory proof of death to the date of payment of the death benefit proceeds.

9.3 DEATH BENEFIT

Subject to the provisions of this policy, the death benefit at any time prior to the maturity date shall be either Option A or Option B. The initial death benefit option is shown on the schedule pages. It may be changed as described in
Section 10.1.

Option A:  Basic Coverage

The death benefit will be the greater of:

a.    The current specified amount; or

b. A percentage of the accumulation value on the date of death, where the applicable percentage is determined from the table shown below.





5118                                  20

Option B:  Basic Coverage Plus Accumulation Value

The death benefit will be the greater of:

a. The current specified amount plus the accumulation value on the date of death; or

b. A percentage of the accumulation value on the date of death, where the applicable percentage is determined from the table shown below.

    Insured's           Applicable              Insured's           Applicable
      Age *             Percentage                Age *             Percentage
    ---------           ----------              ---------           ----------
  40 or less                250%                  60                   130%
      41                    243                   61                   128
      42                    236                   62                   126
      43                    229                   63                   124
      44                    222                   64                   122
      45                    215                   65                   120
      46                    209                   66                   119
      47                    203                   67                   118
      48                    197                   68                   117
      49                    191                   69                   116
      50                    185                   70                   115
      51                    178                   71                   113
      52                    171                   72                   111
      53                    164                   73                   109
      54                    157                   74                   107
      55                    150                  75-90                 105
      56                    146                   91                   104
      57                    142                   92                   103
      58                    138                   93                   102
      59                    134                 95-100                 100

*Insured's Age means the attained age at the beginning of the policy year.

9.4 POSTPONEMENT OF PAYMENT

We will usually pay any death benefit proceeds within seven (7) days after we receive satisfactory proof of death.

                           SECTION 10. POLICY CHANGES
                             AND EXCHANGE OF POLICY

10.1 CHANGE IN DEATH BENEFIT OPTIONS

You may change the death benefit option which is shown on the schedule pages and is referred to in Section 9. The death benefit option may not be changed in the first policy year and may only be changed once a year thereafter. The change will become effective on the first monthly activity date on or next following the date we approve your requested change.

If you change from Option A to Option B, the specified amount after the change will equal the death benefit prior to the change, less the accumulation value as of the date of change. A change from Option B to Option A will change the specified amount to an amount equal to the death benefit as of the date of change.



5118                                  21

10.2 CHANGE IN THE SPECIFIED AMOUNT

After this policy has been in effect for one year, you can increase or decrease the specified amount. To make a change, send a written request to our Home Office. Any change will be effective on the monthly activity date on or next following the date we approve the request, unless you specify a later date. You may only change the specified amount once a year.

10.3 DECREASING THE SPECIFIED AMOUNT

A decrease in the specified amount is subject to the following conditions:

a. A decrease may not be made during the first policy year nor during the first 12 policy months following an increase in specified amount except for a decrease which was the result of a partial withdrawal.

b.    The specified amount in effect after any decrease may not be less than:

      i.   For Insureds in the preferred rating class; $100,000

      ii.  For Insureds in all other rating classes;

           (1)  In the second and third policy year; $50,000

           (2)  After the third policy year; $35,000.


c. The resulting specified amount after a decrease may not affect the tax qualifications of this policy as described in Section 7702 of the Internal Revenue Code, as amended.

d. A decrease in the specified amount will not lower the Guaranteed Death Benefit Premium that was in effect prior to the decrease.

A decrease in the specified amount will reduce the specified amount in the following order:

a.    The specified amount provided by the most recent increase;

b.    the next most recent increases successively; and

c.    the initial specified amount.

10.4 INCREASING THE SPECIFIED AMOUNT

Any increase of the specified amount is subject to the following conditions:

a.    An increase may not be made in the first policy year.

b. A supplemental application for the increase and satisfactory evidence of insurability of the Insured must be received.

c.    The minimum amount  of  any  increase is $25,000.

d. An increase cannot be made if the Insured's age nearest birthday is over 80.



5118                                      22

e. If an increase occurs during the Guaranteed Death Benefit Period, an additional premium may be required on the date of change in order to meet the new Guaranteed Death Benefit Premium. The Guaranteed Death Benefit requirement will reflect the change in the Guaranteed Death Benefit premium from the date of change.

f. At the time of the increase, the accumulation value, less any surrender charges less any outstanding policy debt must be at least equal to 12 times the current month's monthly deduction reflecting the increase in specified amount. If this value is not sufficient to support these monthly deductions for at least one year beyond the effective date of the increase, additional premiums may be required. You will be notified of any additional premium due.

g. If the increase is approved by us but in a rating class different than the original specified amount or any prior increase, the Guaranteed Death Benefit Period may be adjusted. The expiration date will be shown on a new schedule page provided to you.

10.5 SURRENDER CHARGE FOR INCREASES

An additional surrender charge will be imposed under this policy in the event of each requested increase in specified amount. The surrender charge is an amount per $1000 of increased specified amount based on the attained age and sex of the Insured at the time of the increase. We may charge an amount less than the surrender charge amount. The additional surrender charge will be deducted upon the surrender of this policy at any time during the 15 years following the increase. This surrender charge will be determined at the time of each increase and will grade down to zero at the end of 15 years based on the following schedule:

              YEAR FROM DATE              % OF SURRENDER CHARGE
                OF INCREASE                AT TIME OF INCREASE

                     1                            100%
                     2                            100%
                     3                            100%
                     4                            100%
                     5                            100%
                     6                             90%
                     7                             80%
                     8                             70%
                     9                             60%
                    10                             50%
                    11                             40%
                    12                             30%
                    13                             20%
                    14                             10%
                    15                              0

See the SCHEDULE OF SURRENDER CHARGES FOR INCREASES on the schedule pages for further information.

                           SECTION 11. LOAN BENEFITS

This policy has loan benefits that are described below. The amount of outstanding loans plus accrued interest is called outstanding policy debt. Any outstanding policy debt will be deducted from proceeds payable at the Insured's death, on maturity, or on surrender.


5118                                    23

11.1 MAKING A POLICY LOAN

After the first policy anniversary, you may obtain a policy loan from us. This policy is the only security required. The maximum available loan amount is equal to the net cash surrender value at the time of the loan less the guaranteed monthly deductions remaining for the balance of the policy year, less interest on the policy debt including the requested loan to the next policy anniversary date.

11.2 INTEREST

The maximum interest rate on any loan is 5.5% per year. We have the option of charging less. Interest accrues daily and becomes a part of the policy debt. Interest payments are due on each anniversary date. If interest is not paid when due, it will be added to the policy debt and will bear interest at the rate charged on the loan.

11.3  REDUCED LOAN INTEREST RATE

The loan interest rate will be reduced to a maximum of 4% for eligible loan amounts. This reduced loan interest rate is available on and after the 10th policy anniversary. During each policy year, the eligible loan amount for a reduced loan interest rate will be 10% of the net cash surrender value as of the most recent policy anniversary. If a regular loan is in effect on the policy anniversary, it will be converted to a loan with the reduced loan interest rate up to the eligible amount. Loan interest accrued on loans with a reduced loan interest rate will also accrue at the reduced loan rate.

11.4 OTHER BORROWING RULES

When a policy loan is made, or when interest is not paid when due, an amount sufficient to secure the policy debt is transferred out of the Account and the Fixed Account and into our general account. You may tell us how to allocate that accumulation value among the Subaccounts and/or the Fixed Account provided that the amount remaining in a Subaccount or the Fixed Account as a result of the allocation is $100. Without specific direction, the accumulation value will be allocated among the Subaccounts and/or the Fixed Account in the same proportion that the policy's accumulation value in each Subaccount and the Fixed Account bears to the total accumulation value in all Subaccounts and the Fixed Account on the date we make the loan.

Accumulation value transferred into the general account to secure policy debt will be credited with 3.5% interest annually. The interest earned will be allocated to the Subaccounts and/or the Fixed Account in the same manner as net premiums.

If the policy debt exceeds the accumulation value less any accrued expenses and charges, you must pay the excess. We will send you a notice of the amount you must pay. If you do not pay this amount within 61 days after we send notice, this policy will terminate without value unless the Guaranteed Death Benefit is in effect. We will send the notice to you and to any assignee of record at our Home Office.

Any loan transaction will permanently affect the values of this policy.

11.5 REPAYING A POLICY DEBT

You can repay a policy debt in part or in full anytime during the Insured's life prior to the maturity date while this policy is in force. Repayment must be specifically identified as such by you. When a loan repayment is made, accumulation value in the general account related to that payment will be transferred into the Subaccounts and/or the Fixed Account in the same proportion that net premiums are being allocated.



5118                                     24

                          SECTION 12. PAYMENT OPTIONS

Life insurance proceeds, the net cash surrender value, or benefits at maturity will be paid in one lump sum if no option is chosen. Subject to the rules stated below, all or part of the proceeds can be paid under a payment option. During the Insured's life, you can choose a payment option. A beneficiary can choose a payment option if you have not chosen one at the Insured's death.

12.1 PAYMENT OPTION RULES

There are several important payment option rules:

a. An association, corporation, partnership or fiduciary can only receive a lump sum payment or a payment under Option b.

b. If this policy is assigned, any amount due to the assignee will first be paid in one sum. The balance, if any, may be applied under any payment option.

c. If the payments under any option come to less than $100 each, we have the right to make payments at less frequent intervals.

d. The rate of interest payable under Options ai, aii and b is guaranteed at 3% compounded annually. Payments under Option c and d are based on the 1983 Individual Annuity Tables projected 17 years with an interest rate of 3 1/2%.

To choose an option, you must send a written request satisfactory to us to our Home Office.

12.2 DESCRIPTION OF OPTIONS

Option ai

Interest Payment Option. We will hold any amount applied under this option. Interest on the unpaid balance will be paid or credited each month at a rate determined by us.

Option aii

Fixed Amount Payable Option. Each payment will be for an agreed fixed amount. Payments continue until the amount we hold runs out.

Option b

Fixed Period Payment Option. Equal payments will be made for any period selected, up to 20 years.

Option c

Lifetime Payment Option. Equal monthly payments are based on the life of a named person. Payments will continue for the lifetime of that person. Variations provide for guaranteed payments for a period of time or a lump sum refund.

Option d

Joint Lifetime Payment Option. Equal monthly payments are based on the lives of two named persons. While both are living, one payment will be made each month. When one dies, payments will continue for the lifetime of the other. Variations provide for a reduced amount of payment during the lifetime of the surviving person.



5118                                 25

                     SECTION 13. NOTES ON OUR COMPUTATIONS

13.1 BASIS OF COMPUTATION

In our computations, we assume that the minimum values and reserves held for benefits guaranteed in the Fixed Account will earn interest at an annual rate of 3.5%. We use mortality rates from the Commissioners 1980 Standard Ordinary Smoker and Nonsmoker, Male and Female Continuous Function Mortality Tables in computing minimum values and reserves for this policy. The nonsmoker values from these Tables are used when the Insured is a non-tobacco user and the smoker values from these Tables are used when the Insured is a tobacco user. The male values from these Tables are used when the Insured is a male. The female values from these Tables are used when the Insured is a female.

13.2 METHODS OF COMPUTING VALUES

We have filed a detailed statement of the method we use to compute policy values and benefits with the Superintendent of Insurance. All these values and benefits are not less than those required by the laws of that state.

Reserves are calculated in accordance with the Standard Non-Forfeiture Law and Valuation Law of the state in which this policy is delivered. In no instance will reserves be less than the net cash surrender values.




5118                                    26

                      THIS PAGE LEFT INTENTIONALLY BLANK.


                          TABLES OF SETTLEMENT OPTIONS


TABLE B (OPTION B)               TABLE D (OPTION D)
MONTHLY INSTALLMENTS FOR         MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS
EACH $1,000 OF NET PROCEEDS
                                   MALE &     MALE &        MALE &       MALE&       MALE &
AGE FEMALE  YEARS  MONTHLY
-------------------------------------------------------------------------------------------------
 1     84.47  11    8.86           40   3.56  50      3.94    60    4.60  70     5.88  80    8.76
 2     42.86  12    8.24           41   3.59  51      3.99    61    4.69  71     6.07  81    9.21
 3     28.99  13    7.71           42   3.62  52      4.04    62    4.78  72     6.27  82    9.71
 4     22.06  14    7.26           43   3.65  53      4.10    63    4.89  73     6.50  83   10.25
 5     17.91  15    6.87           44   3.69  54      4.16    64    5.00  74     6.74  84   10.81
---------------------------        --------------------------------------------------------------
 6     15.14  16    6.53           45   3.72  55      4.22    65    5.12  75     7.01  85   11.51
 7     13.16  17    6.23           46   3.76  56      4.29    66    5.25  76     7.30
 8     11.68  18    5.96           47   3.80  57      4.36    67    5.39  77     7.62
 9     10.53  19    5.73           48   3.84  58      4.43    68    5.54  78     7.96
10      9.61  20    5.51           49   3.89  59      4.51    69    5.70  79     8.34
----------------------------       --------------------------------------------------

    INCOME FOR PAYMENTS OTHER THAN MONTHLY WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

    TABLE D VALUES FOR COMBINATIONS OF AGES NOT SHOWN AND VALUES FOR 2 MALES OR 2 FEMALES WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

TABLE C (OPTION C) MONTHLY INSTALLMENTS FOR EACH $1,000 OF NET PROCEEDS

                        MALE                               FEMALE
        LIFE        MONTHS CERTAIN       CASH       LIFE   MONTHS CERTAIN    CASH
AGE    ONLY   60   120   180   240  Ref.            AGE     ONLY  60      120    180  240   REF.
----------------------------------------           ------------------------------------------------
 40   3.84   3.84   3.83   3.82  3.80   3.77             40    3.64  3.64  3.63   3.63  3.62   3.60
 41   3.88   3.88   3.87   3.86  3.83   3.81             41    3.67  3.67  3.66   3.66  3.65   3.63
 42   3.93   3.93   3.92   3.90  3.87   3.84             42    3.70  3.70  3.70   3.69  3.68   3.66
 43   3.98   3.97   3.96   3.94  3.91   3.88             43    3.74  3.74  3.73   3.73  3.71   3.70
 44   4.02   4.02   4.01   3.99  3.95   3.92             44    3.78  3.78  3.77   3.76  3.75   3.73
---------------------------------------------            ------------------------------------------
 45   4.08   4.07   4.06   4.03  3.99   3.97             45    3.82  3.82  3.81   3.80  3.78   3.77
 46   4.13   4.13   4.11   4.08  4.04   4.01             46    3.86  3.86  3.85   3.84  3.82   3.80
 47   4.19   4.18   4.16   4.13  4.09   4.06             47    3.90  3.90  3.89   3.88  3.86   3.84
 48   4.25   4.24   4.22   4.18  4.13   4.11             48    3.95  3.95  3.94   3.93  3.90   3.88
 49   4.31   4.30   4.28   4.24  4.18   4.16             49    4.00  4.00  3.99   3.97  3.95   3.93
---------------------------------------------            ------------------------------------------
 50   4.37   4.37   4.34   4.30  4.23   4.21             50    4.05  4.05  4.04   4.02  3.99   3.97
 51   4.44   4.43   4.40   4.36  4.29   4.27             51    4.10  4.10  4.09   4.07  4.04   4.02
 52   4.51   4.50   4.47   4.42  4.34   4.32             52    4.16  4.16  4.15   4.12  4.09   4.07
 53   4.59   4.58   4.54   4.48  4.40   4.38             53    4.22  4.22  4.20   4.18  4.14   4.12
 54   4.67   4.66   4.62   4.55  4.45   4.45             54    4.29  4.28  4.26   4.23  4.19   4.17
---------------------------------------------            ------------------------------------------
 55   4.76   4.74   4.70   4.62  4.51   4.52             55    4.35  4.35  4.33   4.30  4.24   4.23
 56   4.85   4.83   4.78   4.70  4.57   4.59             56    4.42  4.42  4.40   4.36  4.30   4.29
 57   4.94   4.92   4.87   4.77  4.64   4.66             57    4.50  4.49  4.47   4.43  4.36   4.35
 58   5.04   5.02   4.96   4.85  4.70   4.74             58    4.58  4.57  4.54   4.50  4.42   4.42
 59   5.15   5.13   5.06   4.94  4.76   4.82             59    4.67  4.66  4.62   4.57  4.48   4.48
---------------------------------------------            ------------------------------------------
 60   5.27   5.24   5.16   5.02  4.83   4.90             60    4.76  4.74  4.71   4.65  4.55   4.56
 61   5.39   5.36   5.27   5.11  4.89   4.99             61    4.85  4.84  4.80   4.73  4.62   4.63
 62   5.52   5.49   5.38   5.20  4.95   5.08             62    4.95  4.94  4.89   4.81  4.68   4.71
 63   5.66   5.62   5.50   5.30  5.02   5.18             63    5.06  5.05  4.99   4.90  4.75   4.80
 64   5.81   5.77   5.63   5.39  5.08   5.29             64    5.18  5.16  5.10   4.99  4.82   4.89
---------------------------------------------            ------------------------------------------
 65   5.98   5.92   5.76   5.49  5.14   5.39             65    5.30  5.28  5.21   5.08  4.89   4.98
 66   6.15   6.09   5.90   5.59  5.20   5.51             66    5.44  5.41  5.33   5.18  4.96   5.08
 67   6.33   6.26   6.04   5.69  5.26   5.62             67    5.58  5.55  5.45   5.28  5.03   5.19
 68   6.53   6.45   6.19   5.79  5.32   5.75             68    5.73  5.70  5.59   5.39  5.10   5.30
 69   6.74   6.64   6.34   5.89  5.37   5.88             69    5.90  5.86  5.73   5.50  5.17   5.42
---------------------------------------------            ------------------------------------------
 70   6.96   6.85   6.50   5.99  5.42   6.02             70    6.07  6.03  5.87   5.61  5.24   5.54
 71   7.20   7.06   6.66   6.09  5.46   6.16             71    6.26  6.21  6.03   5.72  5.30   5.67
 72   7.46   7.29   6.83   6.18  5.51   6.31             72    6.47  6.40  6.19   5.83  5.36   5.81
 73   7.73   7.53   7.00   6.28  5.54   6.47             73    6.69  6.62  6.36   5.94  5.42   5.96
 74   8.02   7.79   7.17   6.36  5.58   6.63             74    6.94  6.84  6.54   6.05  5.47   6.11
---------------------------------------------            ------------------------------------------
 75   8.32   8.05   7.34   6.45  5.61   6.81             75    7.20  7.08  6.72   6.16  5.51   6.28
 76   8.66   8.34   7.52   6.53  5.64   6.99             76    7.48  7.34  6.91   6.27  5.56   6.45
 77   9.01   8.63   7.69   6.60  5.66   7.19             77    7.78  7.61  7.10   6.37  5.59   6.64
 78   9.39   8.94   7.87   6.67  5.68   7.39             78    8.11  7.90  7.30   6.46  5.63   6.83
 79   9.80   9.27   8.04   6.74  5.70   7.60             79    8.47  8.21  7.50   6.55  5.65   7.03
---------------------------------------------            ------------------------------------------
 80  10.23   9.61   8.20   6.79  5.71   7.83             80    8.85  8.54  7.70   6.63  5.68   7.25
 81  10.70   9.96   8.37   6.85  5.72   8.06             81    9.27  8.89  7.90   6.71  5.70   7.48
 82  11.20  10.32   8.52   6.89  5.73   8.31             82    9.72  9.26  8.09   6.78  5.71   7.72
 83  11.72  10.69   8.67   6.93  5.74   8.57             83   10.21  9.64  8.28   6.84  5.73   7.98
 84  12.29  11.07   8.81   6.97  5.75   8.84             84   10.74 10.05  8.46   6.89  5.74   8.25
 85  12.89  11.46   8.95   7.00  5.75   9.13             85   11.32 10.47  8.63   6.94  5.74   8.53
---------------------------------------------            ------------------------------------------

INCOME FOR PAYMENTS OTHER THAN MONTHLY WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.

TABLE C VALUES FOR AGES BELOW 40 AND ABOVE 85, AND VALUES FOR 300 AND 360 MONTHS CERTAIN WILL BE FURNISHED BY THE HOME OFFICE UPON REQUEST.


5118                                  28

                       THIS PAGE LEFT INTENTIONALLY BLANK.

    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. NET CASH SURRENDER VALUE
         IF ANY, PAYABLE AT MATURITY. DEATH BENEFIT PROCEEDS PAYABLE AT
            DEATHOF INSURED PRIOR TO MATURITY DATE. FLEXIBLE PREMIUMS
        PAYABLE DURING LIFETIME OF INSURED UNTIL MATURITY DATE (AGE 100).
          SOME BENEFITS REFLECT INVESTMENT RESULTS. NON-PARTICIPATING.

FORM 5118

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO




                               UNISEX ENDORSEMENT


The policy to which this endorsement is attached is amended to a sex-neutral basis as follows:

"Misstatement of Age or Sex" in "Section 2. General Provisions" is amended so that all references to sex are omitted.

"Cost of Insurance Rates" in "Section 7. Accumulation Value" is amended so that all references to sex are omitted.

"Description of Options" in "Section 12. Payment Options" is amended so the reference to the Individual Annuity Table specifies "based on male lives".

"Basis of  Computation" in "Section 13. Notes on Our  Computations"  is amended.
Section 13.1 should be deleted and the following section inserted as follows:

         SECTION 13.1 BASIS OF COMPUTATION

         We use mortality rates from the Commissioners 1980 Standard Ordinary Smoker & Nonsmoker Mortality Tables in computing minimum values and reserves for this policy. The nonsmoker values from these Tables are used when the Insured is a non-tobacco user and the smoker values from these tables are used where the Insured is a tobacco user.

         For minimum cash values and guaranteed cost of insurance rates, we use the sex-neutral 1980 CSO-B Table which assumes a blend of the 1980 CSO Table (M) and the 1980 CSO Table (F), 80 percent male and 20 percent female.

         For reserves, we use the sex-distinct CSO Tables. The male values from these Tables are used where the Insured is male. The female values from these Tables are used where the Insured is female.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK




/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
        Secretary                                  President


Form UNI 5118

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                            ACCIDENTAL DEATH BENEFIT


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

ACCIDENTAL DEATH:  Accidental death as covered by this rider means death which:

1. results directly from accidental bodily injuries incurred before this rider terminates, and independently of all other causes, and

2.    Occurs within 91 days after such injuries were sustained.

COUNTRY: Means any government or any coalition of countries or governments through an international organization or otherwise.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the policy schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly anniversary date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: This date is shown on the schedule page. It is the date on which this rider is no longer effective.

MILITARY SERVICE:  Means service in the armed forces of any country.

PARTICIPATING OR ENGAGING: Means promoting, inciting, conspiring to promote or incite, aiding, abetting, and all forms of taking part. It will not include actions taken in defense of public or private property, or actions taken in defense of the person of the Insured, if such actions of defense are not taken against persons seeking to maintain or restore law and order including but not limited to police officers and firemen.

RIDER SPECIFIED AMOUNT OF INSURANCE: This is shown on the schedule page. It is the amount of the proceeds payable if this rider is in force on the date of the Insured's accidental death.

AD 5901

RIOT: Includes all forms of public violence, disorder, or disturbance of the public peace, by three or more persons assembled together, whether or not acting with a common intent and whether or not damage to person or property or unlawful act or acts is the intent or consequence of such disorder.

WAR: Means declared or undeclared war or conflict between the armed forces of countries.

BENEFITS

If the Insured dies of an accidental death while the policy and this rider are in force, we will pay the rider specified amount of insurance to the beneficiary. Satisfactory proof of the accidental death is required. The amount will be paid with the death benefit of the basic policy.

GENERAL PROVISIONS

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot we contested after it has been in force for a period of 2 years from the effective date of this rider, or from the date of reinstatement.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the policy grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1.    Receipt by us of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

EXCLUSIONS: No rider proceeds will be payable if the Insured's death results directly or indirectly from any of these causes:

1. Insurrection or war or any act attributable to war, whether or not the Insured is in military service.

2. Injury sustained outside the states of the United states or its territories, the District of Columbia, and Canada while the Insured is in military service for any country at war.

3.  Participating or engaging in a riot.

4.  An act of suicide.

5. Bodily or mental infirmity, disease of any kind or medical or surgical treatment thereof.

6.  Committing or attempting to commit an assault or felony.

7.  Voluntary :

    a. Asphyxiation from inhalation of gas, whether conscious or unconscious, except in the course of the Insured's job; or

    b. Taking of any poison (except for food poisoning), hallucinogen, drug or sedative unless taken on the advice of a physician.

AD 5901

8.  Operating or riding in or descending from any kind of aircraft if the
    Insured:

    a.  Is a pilot, officer  or  member  of  the crew of such aircraft; or

    b.  Is giving or receiving any kind of training or instruction; or

    c.  Has any duties aboard such aircraft; or

    d. Is being flown for the purpose of descent from such aircraft while in flight.

RIGHT OF AUTOPSY: Where it is not forbidden by law, we will have the right to require an autopsy.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.  The policy anniversary nearest the Insured's  70th birthday.

2.  When the policy matures or expires, whichever occurs first.

3. On the monthly activity date on or next following the date we receive your written request.

4.  The surrender of this rider to us.

5.  The expiration date of this rider.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK

/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
   Secretary                                            President


AD 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                            AVIATION EXCLUSION RIDER


The policy to which this rider is attached is hereby amended as follows:

GENERAL DEFINITIONS AND PROVISIONS

"INSURED" may be the insured under the base policy ("Base Insured") or may be an insured with coverage under a rider ("Covered Insured") attached to the base policy. The "Insured(s)" whose benefits may be limited by the provisions of this rider are identified on the policy schedule page.

1. This rider is made part of the policy to which it is attached and is effective on the policy date for the "Base Insured" or on the rider effective date for the "Covered Insured".

2. This rider will be included in any policy to which the policy or rider may be changed or converted.

3. The contestability provisions of the policy and/or riders are amended to add the following language:

  "Any defense by us under the provisions of this Aviation Exclusion Rider will not constitute a violation of this provision."

RISKS NOT COVERED

This policy is issued under the express condition that the death benefit proceeds of this policy and/or any attached riders are not payable if the death of the Insured results from operating, riding in, or descending from any kind of aircraft if the Insured:

1.    is a pilot, or member of the crew; or

2. is being flown for the purpose of descent from such aircraft while in flight; or

3.    is giving or receiving any kind of training or instructions; or

4.    is on an aircraft which is being flown for  experimental or test purposes;
      or

5.    has any duties aboard such aircraft.

LIMITATIONS OF LIABILITY

If the death of the Base Insured results from one of the risks not covered, the Company's liability will be limited to the greater of:

(a)     the accumulation value for the policy; or


AER 5901

(b) the total premiums paid without interest, less any previous partial withdrawals;

less any outstanding policy debt.

If the death of a Covered Insured results from one of the risks not covered, the Company's liability will be limited to the total cost of insurance deductions or premiums paid, without interest, for the "Covered Insured" rider.




                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
       Secretary                                       President


AER 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                            AVIATION EXCLUSION RIDER


The policy to which this rider is attached is hereby amended as follows:

GENERAL DEFINITIONS AND PROVISIONS

"INSURED" may be the insured under the base policy ("Base Insured") or may be an insured with coverage under a rider ("Covered Insured") attached to the base policy. The "Insured(s)" whose benefits may be limited by the provisions of this rider are identified on the policy schedule page.

1. This rider is made part of the policy to which it is attached and is effective on the policy date for the "Base Insured" or on the rider effective date for the "Covered Insured".

2. This rider will be included in any policy to which the policy or rider may be changed or converted.

3. The Contestability provisions of the policy and/or riders are amended to add the following language:

  "Any defense by us under the provisions of this Military Aviation Exclusion Rider will not constitute a violation of this provision."

4. "Armed Forces" mean the military, naval or air forces of any country, international organization or combination of countries (including the reserve and civilian components of such forces, and also including National Guard units).

RISKS NOT COVERED

This policy is issued under the express condition that the death benefit proceeds of this policy and/or any attached riders are not payable if the death of the Insured while a member of the armed forces results from operating, riding in, or descending from any kind of aircraft if the Insured:

1.    is a pilot, or member of the crew; or

2. is being flown for the purpose of descent from such aircraft while in flight; or

3.    is giving or receiving any kind of training or instructions; or

4.    is on an aircraft which is being flown for  experimental or test purposes;
      or

5.    has any duties aboard such aircraft.

AER-M 5901

LIMITATIONS OF LIABILITY

If the death of the Base Insured results from one of the risks not covered, the Company's liability will be limited to the greater of:

(a)      the accumulation value for the policy; or

(b) the total premiums paid without interest, less any previous partial withdrawals;

less any outstanding policy debt.

If the death of a Covered Insured results from one of the risks not covered, the Company's liability will be limited to the total cost of insurance deductions or premiums paid, without interest, for the "Covered Insured" rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
      Secretary                                          President


AER-M 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                         TERM RIDER FOR COVERED INSURED


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

BENEFICIARY: The term "beneficiary" in this rider means only the beneficiary for the benefit payable at the Covered Insured's death. The term "beneficiary" in other provisions of the policy means only the beneficiary for the benefits payable at the Insured's death.

You will be the beneficiary for the benefit payable at the Covered Insured's death, unless another beneficiary has been named and is living at the Covered Insured's death.

While the Covered Insured is living, you may change the beneficiary by written request in a form satisfactory to us. The change will take effect on the date we record it in the Home Office.

COVERED INSURED: Covered Insured means each person so named in an application or supplemental application, if approved by us, and shown on the Schedule Pages.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date or for any coverage on another Covered Insured, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown in the schedule pages. It is the date on which this rider is no longer effective.

RIDER CONVERSION OPTION EXPIRATION DATE: The date ten years from the rider effective date for each Covered Insured.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance for a Covered Insured is shown for that Covered Insured on the schedule pages.

CIR 5901

BENEFITS

We agree to pay the rider specified amount of insurance to the beneficiary upon receipt of due proof of the death of any Covered Insured. Death must occur while this rider is in force with respect to the Covered Insured. Payment is subject to the provisions of the policy and this rider.

COST OF INSURANCE

The annual cost of insurance for each Covered Insured upon renewal for this rider will be the rate per thousand at the attained age of that Covered Insured multiplied by the rider specified amount of insurance in thousands. The Maximum Guaranteed Cost of Insurance Rates per $1000 is attached. We have the option of charging less than the maximum. Each year, the current annual cost of insurance rates will be declared for the next policy year. If the rider for any Covered Insured was issued with a rating, renewal premiums computed on a consistent basis will be charged on the renewed rider. The rating factor is shown in the schedule pages for each Covered Insured.

CONVERSION OF THIS RIDER

While the policy and this rider are in force, you may convert it for a permanent policy on the life of the Covered Insured. You may do this at any time during the first 10 years from the rider effective date for that Covered Insured. Evidence of insurability will not be required, except for additional benefits.

If the policy terminates prior to the rider conversion option expiration date due to the death of the insured under the basic policy, the Covered Insured may still convert within 60 days of the date of death.

The new policy will have a specified amount of insurance no more than the rider specified amount of insurance in effect on the date of conversion for that Covered Insured.

The policy date of the new policy will be date of conversion. The new policy will be subject to our then current rules as to the amount and the kind of policy issued and premiums charged. If this rider was issued with extra premiums for the Covered Insured on whom coverage is being converted, extra premiums will be charged on the new policy. Any restrictions found in this rider will also be found in the new policy. Incontestability and Suicide Provisions of the converted policy will be effective from the effective date of this rider.

Application must be made and the first premium for the new policy paid to us before this rider terminates for the Covered Insured on whom coverage is being converted. In addition, the Covered Insured on whom coverage is being converted must be alive on the policy date of the new policy.

TERMINATION OF RIDER: This rider will automatically terminate for each Covered Insured on the earliest of these conditions:

1.    On the expiration date of this rider for each Covered Insured;

2. On the monthly activity date on or next following the date we receive your written request;

CIR 5901

3.   On surrender of this rider to us;

4.   On termination of this policy; or

5.   On the policy maturity date.

GENERAL PROVISIONS

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt by us of evidence of insurability of the Covered Insured for whom coverage is being reinstated. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

SUICIDE: If any Covered Insured commits suicide within 2 years from the effective date of this rider or any reinstatement of this rider with respect to that Covered Insured, the total liability shall be the cost of insurance for that Covered Insured.

INCONTESTABILITY: While a Covered Insured is alive, the validity of this rider cannot be contested for that Covered Insured after it has been in force for a period of 2 years from the rider effective date for that Covered Insured.

COST OF INSURANCE DEDUCTIONS AFTER RIDER EXPIRATION DATE: We will not be liable for the cost of insurance deductions on this rider for any Covered Insured after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The Provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.

This rider has no cash or loan value.

NONPARTICIPATING:  This rider is nonparticipating.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
        Secretary                                        President


CIR 5901


                             MAXIMUM GUARANTEED COST OF INSURANCE RATES
                                  PER $1000 APPLICABLE UPON RENEWAL


            MALE RATES           FEMALE RATES                     MALE RATES            FEMALE RATES
AGES  NON-SMOKER    SMOKER   NON-SMOKER  SMOKER     AGES   NON-SMOKER     SMOKER   NON-SMOKER  SMOKER
-----------------------------------------------------------------------------------------------------
 0                  4.18                 2.89          35       2.42      4.10      2.35       2.76
 1                  2.52                 2.20          36       2.45      4.15      2.36       2.81
 2                  2.52                 2.20          37       2.58      4.19      2.41       2.86
 3                  2.52                 2.20          38       2.75      4.22      2.48       2.94
 4                  2.52                 2.20          39       2.93      4.48      2.57       3.02
 5                  2.52                 2.20          40       3.13      4.76      2.66       3.13
 6                  2.52                 2.20          41       3.34      5.09      2.78       3.33
 7                  2.52                 2.20          42       3.55      5.45      2.93       3.64
 8                  2.52                 2.20          43       3.79      5.83      3.13       3.96
 9                  2.52                 2.20          44       4.03      6.22      3.37       4.28
10                  2.52                 2.20          45       4.27      6.60      3.64       4.61
11                  2.52                 2.20          46       4.54      7.15      3.91       4.95
12                  2.52                 2.20          47       4.81      7.78      4.20       5.31
13                  2.52                 2.20          48       5.10      8.45      4.50       5.68
14                  2.52                 2.20          49       5.40      9.12      4.81       6.08
15                  2.52                 2.20          50       5.72      9.88      5.15       6.54
16                  2.50                 2.22          51       6.13     10.75      5.33       7.00
17                  2.46                 2.23          52       6.56     11.72      5.71       7.52
18                  2.42                 2.26          53       7.01     12.72      6.12       8.13
19                  2.39                 2.27          54       7.49     13.80      6.54       8.75
20        2.36      3.90       2.28      2.62          55       8.04     15.14      7.30       9.40
21        2.36      3.90       2.28      2.62          56       8.65     16.59      7.78      10.05
22        2.36      3.90       2.28      2.62          57       9.49     18.09      8.28      10.67
23        2.36      3.90       2.28      2.62          58      10.42     19.69      8.82      11.25
24        2.36      3.90       2.28      2.62          59      11.47     21.35     10.30      11.85
25        2.36      3.90       2.28      2.62          60      12.64     23.19     10.87      12.51
26        2.36      3.90       2.28      2.62          61      13.94     25.26     11.47      13.36
27        2.36      3.90       2.28      2.62          62      15.42     27.59     12.13      14.39
28        2.36      3.90       2.28      2.62          63      17.11     30.23     12.97      15.78
29        2.36      3.90       2.28      2.62          64      19.02     33.14     13.81      17.33
30        2.36      3.90       2.28      2.62          65      21.13     36.29     14.84      19.07
31        2.36      3.95       2.28      2.63          66      23.40     39.57     16.08      20.79
32        2.38      4.00       2.29      2.65          67      25.86     43.01     17.64      22.58
33        2.39      4.03       2.32      2.69          68      28.50     46.55     19.44      24.20
-----------------------------------------------------------------------------------------------------
34        2.41      4.07       2.34      2.72          69      31.38     50.32     21.43      26.02


CIR 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                          CHILDREN'S PROTECTION RIDER
                              LEVEL TERM INSURANCE


CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for this policy.

DEFINITIONS

COST OF INSURANCE: The cost of insurance for this rider is shown on the schedule page.

DEPENDENT CHILD: A dependent child is a child born of a marriage, a stepchild, a legally adopted child of the Insured or any child for which the Insured is legally responsible. To qualify as a dependent child, the child must be at least 15 days of age and have not yet reached the rider anniversary nearest his or her 25th birthday. The child must either:

1. Be named in the application and the date of such application must be before the child's 18th birthday; or

2. Qualify as a dependent child after the date of the application but before the child's 18th birthday.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule page.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: The date is also shown on the schedule page. It is the date on which this rider is no longer effective.

RIDER BENEFICIARY: Unless otherwise provided, the owner will be the rider beneficiary. If the owner is not living, then the beneficiary will be the owner's spouse. If the spouse becomes the beneficiary and then dies, the beneficiary will be the estate of the spouse. If there is no spouse when the owner dies, the beneficiary will be the estate of the owner.

RIDER OWNER: The owner of the policy is the owner of this rider unless otherwise provided. If the owner dies, the owner's spouse will become the owner. If the spouse becomes the owner, and then dies, ownership will pass to the spouse's estate. If there is no spouse at the owner's death, then ownership will pass to the owner's estate.

RIDER SPECIFIED AMOUNT OF INSURANCE: The rider specified amount of insurance is the insurance payable under this rider. The amount is shown on the schedule page.

CPR 5901

BENEFITS

We agree to pay the rider specified amount of insurance if a dependent child dies while the policy and this rider are in force. The rider beneficiary will receive the proceeds. Satisfactory proof of death of the dependent child is required.

GENERAL PROVISIONS

INCONTESTABILITY: While the Insured and any dependent children covered are alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider or from the date of reinstatement.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1. Receipt by us of satisfactory evidence of insurability of the Insured and of each dependent child for whom coverage is being reinstated.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

DEATH OF THE INSURED: On the death of the Insured, the insurance under this rider becomes paid-up term insurance. It will expire for each dependent child on the earliest of the expiration date of this rider or the rider anniversary nearest the child's 25th birthday.

The paid-up insurance may be surrendered for any or all of the dependent children. It may be surrendered for its cash value which is the present value of future guaranteed benefits. If surrender is within 30 days after a rider anniversary, the cash value will not be less than the value on that anniversary. The amounts will be furnished by the company on request.

SUICIDE PROVISION: If any dependent child covered under this rider commits suicide within 2 years of the effective date of this rider or any reinstatement of this rider, the total liability shall be the cost of insurance for such child.

Payment under this provision will not affect the coverage of any other dependent child under this rider. The cost of insurance for this rider will not be increased.

If the Insured commits suicide this rider will become paid-up for each covered dependent child as provided in "Death of the Insured".

TERMINATION OF RIDER: This rider will automatically terminate for all dependent children on the earliest of these conditions:

1.       The expiration date of this rider,

2. The monthly activity date on or next following the date we receive your written request.

3.       The surrender of this rider to us,

4.       Termination of this policy; or

5.       The policy maturity date.

Coverage under this rider will terminate for each dependent child on the earliest of these conditions:

1.       The rider anniversary nearest the dependent child's 25th birthday.

2.       On conversion of this coverage.  See "Conversion".

CPR 5901

CONVERSION

While the policy and this rider are in full force, this rider may be converted (exchanged) for a different policy. Evidence of insurability will not be required.

Conversion can be made to a permanent nonpension policy subject to the following rules:

1. No riders may be added to the new policy without satisfactory evidence of insurability.

2. Application must be made and the first premium for the new policy paid to us before this rider terminates for the dependent child on whom coverage is being converted.

3. The dependent child on whom coverage is being converted must be alive on the policy date of the new policy (the date of conversion).

4.    The policy date of the new policy will be the date of conversion.

5. The new policy must be subject to our then current rules as to the amount and the kind of policy issued and premiums charged.


CPR 5901

Coverage under this rider for each dependent child may be converted at any time:

a.    on or before the expiration date of this rider; or

b. the rider anniversary nearest the child's 25th birthday, whichever occurs first.

The amount of the new policy will depend on when this rider is converted.

If coverage under this rider is converted before the termination of the rider for a dependent child, the new policy will be for a face amount of insurance not greater than the rider face amount of insurance. If coverage is converted at the time of termination, the new policy will be for a face amount of insurance not greater than 5 times the rider face amount of insurance.

NONPARTICIPATING: This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance payments paid on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
       Secretary                                      President


CPR 5901

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                            DISABILITY BENEFIT RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of all coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability must begin after the effective date of this rider as shown in the schedule pages and before the policy anniversary nearest the Insured's 60th birthday. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.    Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

      During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

DBR 5901

BENEFITS

While the Insured is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date, prior to the approval date of the claim and will be credited annually thereafter, during continuance of total disability. In addition, while the Insured is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

If total disability begins after the grace period, no benefits under this rider will be paid.

GENERAL PROVISION

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) as soon as reasonably possible.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.    Receipt of evidence of insurability satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

EXCLUSIONS: The Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1.    Self-inflicted bodily injury, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the military, naval or air forces.

DBR 5901

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1. On the expiration date of this rider unless a disability benefit is being provided on that date;

2. On the monthly activity date on or next following the date we receive your written request;

3.    On surrender of this rider to us;

4. On termination of this policy unless a disability benefit is being provided on that date; or

5.    On the policy maturity date.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK



/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
      Secretary                                         President


DBR 5901

                            FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


                         GUARANTEED INSURABILITY RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

BENEFITS

You may buy additional insurance on the life of the Insured by increasing the specified amount of insurance of the policy, subject to the provisions below. Evidence of insurability is not required. The amount of the increase is equal to the election amount. The policy and this rider must be in force during the option period before an option can be effective.

DEFINITIONS

ELECTION AMOUNT: The election amount is the amount of the additional insurance which is issued as an increase in the specified amount of insurance of the policy. You must choose the election amount at the time this rider is issued. The election amount you have chosen and the regular option dates are shown on the schedule pages.

REGULAR OPTION DATES: The regular option dates are the policy anniversaries on which the Insured's age at nearest birthday is 25, 28, 31, 34, 37 and 40.

ALTERNATE OPTION DATES: You may also choose an alternate option date in lieu of a regular option date after:

1.    a marriage of the Insured after the effective date of this rider; or

2. a child born to the Insured, or for which the Insured is legally responsible; or

3.    the legal adoption of a child by the Insured.

Only one alternate option date may be chosen between the effective date of the rider and the first regular option date and between each pair of successive regular option dates.

Election of an alternative option will replace the next regular option date. Therefore, the next regular option cannot be elected.

OPTION PERIOD: The option period is the time during which you may choose to elect an option. For a regular option date, the option period is the 31 day period on either side of such date. For an alternate option date, the option period is the 60 days immediately after such date.

GIR 5901

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any insurance that has been reinstated, the effective date shall be the monthly activity date that falls on or next follows the date we approve the reinstatement.

EXPIRATION DATE: This date is shown on the schedule page. It is the date on which this rider is no longer effective.

CONDITIONS

Options elected under this rider are subject to the following conditions:

1. The increased specified amount will be subject to any ratings and restrictions under the policy.

2. If any rider which provides total and permanent disability benefits is attached to the policy, the disability benefits may be increased to cover the increased specified amount without evidence of insurability. No other riders may be added without satisfactory evidence of insurability.

3. If an option is effective while disability benefits are currently being provided by a rider,

  the disability benefit will be increased. This increase in disability benefits will reflect any necessary higher minimum premium requirements for the policy as if the increased insurance were issued as a separate policy at the attained age of the Insured.

4. If a regular option is chosen, the effective date of the increased specified amount will be the later of the regular option date or the effective date of the election. If an alternate option is chosen, the effective date will be the effective date of the election.

5. The election of an option will be effective when any required premium is paid and written application signed by both you and the Insured is made to us during an option period.

6.    The Insured must be alive on the effective date.

7. The increase in specified amount will be treated in the same manner as an increase granted under the terms of the policy to which this rider is attached, except that the requirement of evidence of insurability will be waived. Please see the Death Benefit provision in the policy for more information.

GIR 5901

GENERAL PROVISIONS

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the beginning of the policy grace period. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the last regular option date. The requirements for reinstatement are:

1.    Receipt by us of satisfactory evidence of insurability for the Insured.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for 3 months.

RIDER TERMINATION DATE: This rider will terminate on the earliest of these conditions:


1. The expiration date of this rider which is the policy anniversary nearest the Insured's 40th birthday.

2.    The effective date of an alternate option if between ages 37 and 40.

3.    The surrender of this rider to us.

4. On the monthly activity date on or next following the date we receive written request from you.

5.    The termination of the policy.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER RIDER TERMINATION DATE: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider.


                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
         Secretary                                     President


GIR 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


                            PAYOR WAIVER OF MONTHLY
                                 DEDUCTIONS ON
                         DISABILITY OF A COVERED PERSON

CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.    the current cost of insurance for the base policy and any riders;

2.    the expense charges; and

3.    the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.    Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Covered Person to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

      During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

PDIS 5901

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date. On and after this date, the Insured is the Covered Person.

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

COVERAGE CHANGES

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed).

If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues so long as the disability continues. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues.

PDIS 5901

If the applicant dies before the beginning of the election period, no benefits will be payable except that the disability benefit will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) as soon as reasonably possible.

PROOF OF TOTAL DISABILITY: The disability benefit will not commence until we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Covered Person is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1.    Self-inflicted bodily injury, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1. On the expiration date of this rider unless a disability benefit is being provided on that date;

2. On the monthly activity date on or next following the date we receive your written request;

PDIS 5901

3.    On surrender of this rider to us;

4. On termination of the policy unless a disability benefit is being provided on that date;

5.    On assignment of the policy; or

6.    On the policy maturity date.

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increases(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
          Secretary                                  President



PDIS 5901

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Covered Person and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

-----------------------------------------------------------------------------------------------------


          MALE RATES          FEMALE RATES                   MALE RATES           FEMALE RATES

AGES  NON-TOBACCO  TOBACCO   NON-TOBACCO  TOBACCO  AGES NON-TOBACCO   TOBACCO  NON-TOBACCO  TOBACCO
          USE        USE          USE       USE              USE         USE      USE          USE

  0     0.0508      0.0509      0.0555    0.0555     30    0.0487     0.0419     0.0514      0.0471
  1     0.0508      0.0509      0.0555    0.0555     31    0.0489     0.0420     0.0513      0.0469
  2     0.0528      0.0529      0.0573    0.0574     32    0.0492     0.0423     0.0512      0.0466
  3     0.0531      0.0532      0.0580    0.0580     33    0.0492     0.0421     0.0512      0.0464
  4     0.0539      0.0540      0.0587    0.0587     34    0.0492     0.0419     0.0506      0.0457

  5     0.0553      0.0555      0.0590    0.0591     35    0.0492     0.0420     0.0509      0.0460
  6     0.0565      0.0567      0.0601    0.0601     36    0.0507     0.0427     0.0524      0.0468
  7     0.0584      0.0587      0.0605    0.0606     37    0.0562     0.0467     0.0573      0.0505
  8     0.0598      0.0601      0.0613    0.0614     38    0.0593     0.0486     0.0600      0.0522
  9     0.0607      0.0610      0.0617    0.0618     39    0.0624     0.0506     0.0627      0.0539

 10     0.0613      0.0618      0.0623    0.0624     40    0.0655     0.0523     0.0652      0.0552
 11     0.0604      0.0609      0.0622    0.0623     41    0.0679     0.0535     0.0670      0.0558
 12     0.0584      0.0590      0.0614    0.0616     42    0.0708     0.0552     0.0691      0.0571
 13     0.0549      0.0557      0.0607    0.0609     43    0.0735     0.0567     0.0716      0.0586
 14     0.0514      0.0525      0.0593    0.0596     44    0.0765     0.0584     0.0742      0.0603

 15     0.0487      0.0434      0.0583    0.0558     45    0.0794     0.0602     0.0770      0.0622
 16     0.0463      0.0405      0.0573    0.0547     46    0.0825     0.0625     0.0801      0.0645
 17     0.0445      0.0384      0.0563    0.0535     47    0.0866     0.0656     0.0838      0.0676
 18     0.0434      0.0370      0.0554    0.0522     48    0.0915     0.0696     0.0881      0.0713
 19     0.0422      0.0357      0.0543    0.0510     49    0.0974     0.0745     0.0935      0.0760

 20     0.0413      0.0346      0.0530    0.0498     50    0.1054     0.0812     0.1000      0.0817
 21     0.0403      0.0332      0.0516    0.0482     51    0.1148     0.0892     0.1082      0.0893
 22     0.0419      0.0352      0.0526    0.0495     52    0.1266     0.0994     0.1187      0.0987
 23     0.0427      0.0361      0.0528    0.0496     53    0.1405     0.1112     0.1305      0.1095
 24     0.0437      0.0370      0.0523    0.0492     54    0.1579     0.1258     0.1465      0.1238

 25     0.0448      0.0382      0.0525    0.0493     55    0.1778     0.1428     0.1649      0.1404
 26     0.0458      0.0394      0.0521    0.0487     56    0.2034     0.1647     0.1896      0.1626
 27     0.0466      0.0402      0.0521    0.0484     57    0.2234     0.1818     0.2106      0.1816
 28     0.0475      0.0411      0.0518    0.0482     58    0.2460     0.2007     0.2362      0.2046
 29     0.0481      0.0416      0.0517    0.0478     59    0.2684     0.2211     0.2633      0.2295
-----------------------------------------------------------------------------------------------------



PDIS 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO


                             PAYOR DISABILITY RIDER

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

AUTOMATIC SUBSTITUTION DATE: The automatic substitution date is the policy anniversary nearest the Insured's 23rd birthday.

COVERED PERSON: The Covered Person is the person on whom disability benefit coverage is being offered. The applicant is the Covered Person until the automatic substitution date unless an election is made during an election period. On and after this date, the Insured is the Covered Person.

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

ELECTION PERIOD: The election period begins on the policy anniversary nearest the Insured's 18th birthday and ends on the automatic substitution date.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability covered by this rider must begin after the effective date and before the expiration date of this rider. Total disability must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.    Total loss of the sight of both eyes.  This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

PDR 5901

3. The incapacity of the Covered Person to engage in any substantial duties of his occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions).

      During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Covered Person was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability a Covered Person who is engaged in any occupation for remuneration or profits will not be considered totally disabled.

BENEFITS

While the Covered Person is totally disabled, the disability benefit will be applied as premium. The premium will be credited as of the last monthly activity date prior to the approval date of the claim and will be credited annually thereafter during continuance of total disability. In addition, while the Covered Person is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value. All other monthly deductions will apply.

We will provide disability benefit coverage on the applicant until the automatic substitution date. At that time, the coverage automatically shifts to the Insured. During the election period, on written request, coverage may be shifted from the applicant to the Insured. This will be subject to evidence of insurability of the Insured. This election, once we accept it, is irrevocable (it cannot be changed). If the applicant is the Covered Person and becomes totally disabled, the disability benefit continues during a period of total disability until the automatic substitution date. At that time, the Insured automatically becomes the Covered Person. The disability benefit will cease and we will resume deducting the cost of insurance for this rider from the accumulation value. If the Insured is the Covered Person and becomes totally disabled, the disability benefit continues as long as the disability continues until the rider expiration date. If the Insured becomes totally disabled before the automatic substitution date, the disability benefit will begin as of that date. It will continue as long as the disability continues until the rider expiration date.

If the applicant dies before the beginning of the election period, no benefits will be payable except that the cost of insurance for this rider will not be deducted from the accumulation value until the first day of the election period. At that time, the Insured automatically becomes the Covered Person. If the applicant dies during the election period, the Insured automatically becomes the Covered Person.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Covered Person is living; (b) while the Covered Person is totally disabled; and (c) as soon as reasonably possible.

PDR 5901

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Covered Person is totally disabled. Proof must be presented at the Home Office: (a) while the Covered Person is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Covered Person fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of the rider.

REINSTATEMENT: This rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur before the policy anniversary nearest the Covered Person's 60th birthday. The requirements for reinstatement are:

1. Evidence of insurability is required on both the applicant and the Insured, if the applicant is the Covered Person. Otherwise, evidence of insurability will be required only on the Insured. This evidence must be satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Covered Person will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1.    Self-inflicted bodily injury, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Covered Person is in the military, naval or air forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1. On the expiration date of this rider unless a disability benefit is being provided on that date;

2. On the monthly activity date on or next following the date we receive your written request;

3.    On surrender of this rider to us;

4. On termination of the policy unless a disability benefit is being provided on that date;

5.    On assignment of the policy; or

6.    On the policy maturity date.

PDR 5901

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance deductions on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
          Secretary                                  President


PDR 5901

                         FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK LOGO



                        WAIVER OF MONTHLY DEDUCTIONS ON
                                   DISABILITY

CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.       the current cost of insurance for the base policy and any riders;

2.       the expense charges; and

3.       the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.    Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

  During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full- time student. After 24 months of total disability, an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

WDIS 5901

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown on the schedule pages. It is the date on which this rider is no longer effective.

BENEFITS

While the Insured is totally disabled, the disability benefit will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) as soon as reasonably possible.

PROOF OF TOTAL DISABILITY: The disability benefit will commence once we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. If the Insured fails to furnish such proof, the disability benefit will cease.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

WDIS 5901

REINSTATEMENT: Coverage under this rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 60th birthday. The requirements for reinstatement are:

1.    Receipt of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1.    Self-inflicted bodily injury, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1. On the expiration date of this rider unless a disability benefit is being provided on that date;

2. On the monthly activity date on or next following the date we receive your written request;

3.    On surrender of this rider to us;

4. On termination of this policy unless a disability benefit is being provided on that date; or

5.    On the policy maturity date.

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

WDIS 5901

COST OF INSURANCE PAYMENTS AFTER THE RIDER HAS TERMINATED: We will not be liable for the cost of insurance payments on this rider after it terminates except to return them.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider.



                FIRST AMERITAS LIFE INSURANCE CORP. OF NEW YORK


/s/ Donald R. Stading                            /s/ Mitch Politzer
--------------------------                       -----------------------
       Secretary                                      President


WDIS 5901

                             COST OF INSURANCE TABLE


On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age, sex and tobacco use of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown on the schedule pages).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.

-----------------------------------------------------------------------------------------------------


          MALE RATES          FEMALE RATES                   MALE RATES           FEMALE RATES

AGES  NON-TOBACCO  TOBACCO   NON-TOBACCO  TOBACCO  AGES NON-TOBACCO   TOBACCO  NON-TOBACCO  TOBACCO
          USE        USE          USE       USE              USE         USE      USE          USE

  15    0.0487      0.0434      0.0583    0.0558     40    0.0655     0.0523     0.0652      0.0552
  16    0.0463      0.0405      0.0573    0.0547     41    0.0679     0.0535     0.0670      0.0558
  17    0.0445      0.0384      0.0563    0.0535     42    0.0708     0.0552     0.0691      0.0571
  18    0.0434      0.0370      0.0554    0.0522     43    0.0735     0.0567     0.0716      0.0586
  19    0.0422      0.0357      0.0543    0.0510     44    0.0765     0.0584     0.0742      0.0603

  20    0.0413      0.0346      0.0530    0.0498     45    0.0794     0.0602     0.0770      0.0622
  21    0.0403      0.0332      0.0516    0.0482     46    0.0825     0.0625     0.0801      0.0645
  22    0.0419      0.0352      0.0526    0.0495     47    0.0866     0.0656     0.0838      0.0676
  23    0.0427      0.0361      0.0528    0.0496     48    0.0915     0.0696     0.0881      0.0713
  24    0.0437      0.0370      0.0523    0.0492     49    0.0974     0.0745     0.0935      0.0760

  25    0.0448      0.0382      0.0525    0.0493     50    0.1054     0.0812     0.1000      0.0817
  26    0.0458      0.0394      0.0521    0.0487     51    0.1148     0.0892     0.1082      0.0893
  27    0.0466      0.0402      0.0521    0.0484     52    0.1266     0.0994     0.1187      0.0987
  28    0.0475      0.0411      0.0518    0.0482     53    0.1405     0.1112     0.1305      0.1095
  29    0.0481      0.0416      0.0517    0.0478     54    0.1579     0.1258     0.1465      0.1238

  30    0.0487      0.0419      0.0514    0.0471     55    0.1778     0.1428     0.1649      0.1404
  31    0.0489      0.0420      0.0513    0.0469     56    0.2034     0.1647     0.1896      0.1626
  32    0.0492      0.0423      0.0512    0.0466     57    0.2234     0.1818     0.2106      0.1816
  33    0.0492      0.0421      0.0512    0.0464     58    0.2460     0.2007     0.2362      0.2046
  34    0.0492      0.0419      0.0506    0.0457     59    0.2684     0.2211     0.2633      0.2295

  35    0.0492      0.0420      0.0509    0.0460
  36    0.0507      0.0427      0.0524    0.0468
  37    0.0562      0.0467      0.0573    0.0505
  38    0.0593      0.0486      0.0600    0.0522
  39    0.0624      0.0506      0.0627    0.0539

-----------------------------------------------------------------------------------------------------



WDIS 5901